                                                                   Exhibit 10.10


                                CREDIT AGREEMENT

                           DATED AS OF OCTOBER 6, 1995

                                      AMONG


                                 FIBERITE, INC.,



                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                                    AS AGENT,

                                       AND


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO





                                   ARRANGED BY
                               BA SECURITIES, INC.

                                TABLE OF CONTENTS


Section                                                                                                            Page
                                                     ARTICLE I
                                                    DEFINITIONS..................................................   1

    1.1  Certain Defined Terms...................................................................................   1
    1.2  Other Interpretive Provisions...........................................................................  28
    1.3  Accounting Principles...................................................................................  29

                                                    ARTICLE II
                                                    THE CREDITS..................................................  29

    2.1  Amounts and Terms of Commitments........................................................................  29
               (a) The Term A Credit.............................................................................  29
               (b) The Term B Credit.............................................................................  30
               (c) The Revolving Credit..........................................................................  30
    2.2  Loan Accounts...........................................................................................  30
    2.3  Procedure for Borrowing.................................................................................  31
    2.4  Conversion and Continuation Elections...................................................................  31
    2.5  Voluntary Termination or Reduction of Revolving
               Commitments.......................................................................................  33
    2.6  Optional Prepayments....................................................................................  33
    2.7  Mandatory Prepayments of Loans..........................................................................  34
    2.8  Repayment...............................................................................................  35
               (a) The Term A Credit.............................................................................  35
               (b) The Term B Credit.............................................................................  35
               (c) The Revolving Credit..........................................................................  36
    2.9   Interest...............................................................................................  36
    2.10  Fees ..................................................................................................  36
               (a)  Arranger and Agency Fees.....................................................................  36
               (b)  Commitment Fees..............................................................................  37
    2.11  Computation of Fees and Interest.......................................................................  37
    2.12  Payments by the Company................................................................................  37
    2.13  Payments by the Lenders to the Agent...................................................................  38
    2.14  Sharing of Payments, Etc...............................................................................  39

                                                    ARTICLE III
                                               THE LETTERS OF CREDIT.............................................  39

    3.1  The Letter of Credit Subfacility........................................................................  39
    3.2  Issuance, Amendment and Renewal of Letters of Credit....................................................  41
    3.3  Risk Participations, Drawings and Reimbursements........................................................  43
    3.4  Repayment of Participations.............................................................................  45
    3.5  Role of the Issuing Lenders.............................................................................  45
    3.6  Obligations Absolute....................................................................................  46
    3.7  Cash Collateral Pledge..................................................................................  47
    3.8  Letter of Credit Fees...................................................................................  47
    3.9  Uniform Customs and Practice............................................................................  48


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
Section                                                                                                           Page
                                                    ARTICLE IV
                                      TAXES, YIELD PROTECTION AND ILLEGALITY.....................................  48

    4.1  Taxes...................................................................................................  48
    4.2  Illegality..............................................................................................  50
    4.3  Increased Costs and Reduction of Return.................................................................  50
    4.4  Funding Losses..........................................................................................  51
    4.5  Inability to Determine Rates............................................................................  52
    4.6  Certificates of Lenders.................................................................................  52
    4.7  Substitution of Lenders.................................................................................  52
    4.8  Survival................................................................................................  53

                                                     ARTICLE V
                                               CONDITIONS PRECEDENT..............................................  53

    5.1  Documentary Conditions of Initial Credit Extensions.....................................................  53
               (a)     Credit Agreement and Notes................................................................  53
               (b)     Resolutions and Incumbency of Company ....................................................  53
               (c)     Resolutions and Incumbency of Parent......................................................  53
               (d)     Organization Documents; Good Standing.....................................................  54
               (e)     Legal Opinions............................................................................  54
               (f)     Solvency Opinion..........................................................................  54
               (g)     Payment of Fees...........................................................................  54
               (h)     Certificate...............................................................................  54
               (i)     Security Agreement, etc...................................................................  55
               (j)     Guaranty..................................................................................  55
               (k)     Pledge Agreements.........................................................................  55
               (l)     Real Property.............................................................................  55
               (m)     Landlord's Consents ......................................................................  56
               (n)     Purchase Agreement Assignment.............................................................  56
               (o)     Purchase Agreements, and Other Documents..................................................  56
               (p)     Other Documents...........................................................................  56
    5.2  Other Conditions to Initial Loan or Letter of Credit....................................................  56
               (a)     Capitalization of the Company.............................................................  56
               (b)     Capitalization of the Parent..............................................................  57
               (c)     Subordinated Notes........................................................................  57
               (d)     Purchase..................................................................................  57
    5.3  Conditions to All Credit Extensions.....................................................................  57
               (a)     Notice, Application.......................................................................  57
               (b)     Continuation of Representations and Warranties............................................  57
               (c)     No Existing Default.......................................................................  57

                                                    ARTICLE VI
                                              REPRESENTATIONS AND WARRANTIES.....................................  58

    6.1        Corporate Existence and Power.....................................................................  58
    6.2        Corporate Authorization; No Contravention.........................................................  58
    6.3        Governmental Authorization........................................................................  59
    6.4        Binding Effect....................................................................................  59
    6.5        Litigation........................................................................................  59


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
Section                                                                                                            Page
    6.6        No Default........................................................................................  59
    6.7        ERISA Compliance..................................................................................  60
    6.8        Use of Proceeds; Margin Regulations...............................................................  60
    6.9        Title to Properties...............................................................................  60
    6.10       Taxes.............................................................................................  61
    6.11       Financial Condition...............................................................................  61
    6.12       Environmental Matters.............................................................................  62
    6.13       Regulated Entities................................................................................  62
    6.14       No Burdensome Restrictions........................................................................  62
    6.15       Copyrights, Patents, Trademarks and Licenses, etc.................................................  63
    6.16       Subsidiaries......................................................................................  63
    6.17       Insurance.........................................................................................  63
    6.18       Solvency, etc.....................................................................................  63
    6.19       Purchase, etc.....................................................................................  63
    6.20       Real Property.....................................................................................  64
    6.21       Swap Obligations..................................................................................  64
    6.22       Full Disclosure...................................................................................  64

                                                    ARTICLE VII
                                               AFFIRMATIVE COVENANTS.............................................  65

    7.1        Financial Statements..............................................................................  65
    7.2        Certificates; Other Information...................................................................  66
    7.3        Notices...........................................................................................  67
    7.4        Preservation of Corporate Existence, Etc..........................................................  68
    7.5        Maintenance of Property...........................................................................  68
    7.6        Insurance.........................................................................................  69
    7.7        Payment of Obligations............................................................................  69
    7.8        Compliance with Laws..............................................................................  69
    7.9        Compliance with ERISA.............................................................................  69
    7.10       Inspection of Property and Books and Records......................................................  69
    7.11       Environmental Laws................................................................................  70
    7.12       Interest Rate Protection..........................................................................  70
    7.13       Use of Proceeds...................................................................................  70
    7.14       Further Assurances................................................................................  70

                                                   ARTICLE VIII
                                                NEGATIVE COVENANTS...............................................  71

    8.1        Limitation on Liens...............................................................................  71
    8.2        Disposition of Assets.............................................................................  73
    8.3        Consolidations and Mergers........................................................................  73
    8.4        Loans and Investments.............................................................................  73
    8.5        Limitation on Indebtedness........................................................................  74
    8.6        Transactions with Affiliates......................................................................  75
    8.7        Use of Proceeds...................................................................................  76
    8.8        Contingent Obligations............................................................................  76
    8.9        Joint Ventures....................................................................................  76
    8.10       Lease Obligations.................................................................................  76
    8.11       Minimum Fixed Charge Coverage.....................................................................  77


                                      -iii-
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
Section                                                                                                            Page
    8.12       Minimum Interest Coverage.........................................................................  77
    8.13       Maximum Leverage..................................................................................  77
    8.14       Minimum Net Worth.................................................................................  77
    8.15       Maximum Capital Expenditures......................................................................  78
    8.16       Restricted Payments...............................................................................  78
    8.17       ERISA.............................................................................................  79
    8.18       Change in Business................................................................................  79
    8.19       Amendments to Certain Documents...................................................................  79
    8.20       Accounting Changes................................................................................  79

                                                    ARTICLE IX
                                                 EVENTS OF DEFAULT...............................................  79

    9.1  Event of Default........................................................................................  79
               (a)     Non-Payment...............................................................................  79
               (b)     Representation or Warranty................................................................  79
               (c)     Specific Defaults.........................................................................  80
               (d)     Other Defaults............................................................................  80
               (e)     Cross-Default.............................................................................  80
               (f)     Insolvency; Voluntary Proceedings.........................................................  80
               (g)     Involuntary Proceedings...................................................................  81
               (h)     ERISA.....................................................................................  81
               (i)     Monetary Judgments........................................................................  81
               (j)     Non-Monetary Judgments....................................................................  81
               (k)     Change of Control.........................................................................  81
               (l)     Guarantor Defaults........................................................................  82
               (m)     Collateral Documents, etc.................................................................  82
    9.2        Remedies..........................................................................................  82
    9.3        Rights Not Exclusive..............................................................................  83

                                                     ARTICLE X
                                                     THE AGENT...................................................  83

    10.1       Appointment and Authorization.....................................................................  83
    10.2       Delegation of Duties..............................................................................  83
    10.3       Liability of Agent................................................................................  84
    10.4       Reliance by Agent.................................................................................  84
    10.5       Notice of Default.................................................................................  85
    10.6       Credit Decision...................................................................................  85
    10.7       Indemnification of Agent..........................................................................  85
    10.8       Agent in Individual Capacity......................................................................  86
    10.9       Successor Agent...................................................................................  86
    10.10      Withholding Tax...................................................................................  87
    10.11      Collateral Matters................................................................................  88

                                                    ARTICLE XI
                                                   MISCELLANEOUS.................................................  89

    11.1       Amendments and Waivers............................................................................  89
    11.2       Notices...........................................................................................  90


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
Section                                                                                                            Page
    11.3       No Waiver; Cumulative Remedies....................................................................  91
    11.4       Costs and Expenses................................................................................  91
    11.5       Company Indemnification...........................................................................  92
    11.6       Payments Set Aside................................................................................  92
    11.7       Successors and Assigns............................................................................  92
    11.8       Assignments, Participations, etc..................................................................  93
    11.9       Confidentiality...................................................................................  94
    11.10      Set-off...........................................................................................  95
    11.11      Automatic Debits of Fees..........................................................................  95
    11.12      Notification of Addresses, Lending Offices, Etc...................................................  96
    11.13      Counterparts......................................................................................  96
    11.14      Severability......................................................................................  96
    11.15      No Third Parties Benefited........................................................................  96
    11.16      Governing Law and Jurisdiction....................................................................  96
    11.17      Waiver of Jury Trial..............................................................................  97
    11.18      Subsidiary References.............................................................................  97
    11.19      Entire Agreement..................................................................................  97

    SCHEDULES

    Schedule 1.1 Commitments, Revolving Percentages, Term A Percentages, Term B Percentages
    Schedule 6.5                Litigation
    Schedule 6.11               Permitted Liabilities
    Schedule 6.12               Environmental Matters
    Schedule 6.16               Subsidiaries and Minority Interests
    Schedule 6.17               Insurance Matters
    Schedule 6.20               Real Property
    Schedule 8.1                Permitted Liens
    Schedule 8.5                Permitted Indebtedness
    Schedule 8.8                Contingent Obligations
    Schedule 11.2               Lending Offices; Addresses for Notices


    EXHIBITS

    Exhibit A                 Form of Notice of Borrowing
    Exhibit B                 Form of Notice of Conversion/Continuation
    Exhibit C                 Form of Compliance Certificate
    Exhibit D                 Form of Promissory Note
    Exhibit E                 Form of Security Agreement
    Exhibit F                 Form of Trademark Security Agreement
    Exhibit G                 Form of Guaranty
    Exhibit H                 Form of Company Pledge Agreement
    Exhibit I                 Form of Parent Pledge Agreement
    Exhibit J                 Form of Landlord's Consent
    Exhibit K                 Form of Purchase Agreement Assignment
    Exhibit L                 Form of Opinion of Counsel to the Company and
                              the Parent
    Exhibit M                 Form of Opinion of Local Counsel to the Company
    Exhibit N                 Intentionally Omitted
    Exhibit O                 Form of Opinion of Special Counsel to the Agent
    Exhibit P                 Form of Solvency Opinion
    Exhibit Q                 Form of Assignment and Acceptance
    Exhibit R                 Form of Patent Security Agreementy

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is entered into as of October 6, 1995, among FIBERITE, INC., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Lenders.

         WHEREAS, the Lenders have agreed to make available to the Company term loans and a revolving credit facility with a letter of credit subfacility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Certain Defined Terms. The following terms have the following meanings:

                  Acquired Businesses means ICI Composites, Inc. and Fiberite Europe GmbH.

                  Acquisition means any transaction or series of related transactions for the purpose of, or resulting directly or indirectly in, (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or a Subsidiary is the surviving entity.

         Adjusted Working Capital means the excess of:

                  (a) (i) the consolidated current assets of the Company and its Subsidiaries, less (ii) the amount of cash and cash equivalents included in such consolidated current assets;

         over

                  (b) (i) consolidated current liabilities of the Company and its Subsidiaries, less (ii) the amount of short-term Indebtedness (including current maturities of long-term

         Indebtedness) of the Company and its Subsidiaries included in such consolidated current liabilities.

                  Affected Lender -- see Section 4.7.

                  Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise. Without limiting the foregoing, any Person which is an officer, director or shareholder of the Company, or a member of the immediate family of any such officer, director or shareholder, shall be deemed to be an Affiliate of the Company.

                  Agent means BofA in its capacity as agent for the Lenders hereunder, and any successor agent arising under Section 10.9.

                  Agent-Related Persons means BofA and any successor agent arising under Section 10.9, together with their respective Affiliates (including the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  Agent's Payment Office means the address for payments set forth on Schedule 11.2 in relation to the Agent, or such other address as the Agent may from time to time specify.

                  Agreement means this Credit Agreement.

                  Applicable Base Rate Margin means (a) initially, 1.50% in the case of any Revolving Loan or Term A Loan bearing interest based on the Base Rate and 2.00% in the case of any Term B Loan bearing interest based on the Base Rate, and (b) on and after any date specified below on which the Applicable Base Rate Margin is to be adjusted, the rate per annum set forth in the table below for the applicable Loan opposite the applicable Leverage Ratio and Interest Coverage Ratio:

                              Applicable Base         Applicable
   Leverage Ratio             Rate Margin for         Base Rate
   and Interest               Revolving Loans         Margin for
   Coverage Ratio             and Term A Loans       Term B Loans

Leverage Ratio greater
  than 3.00 to 1 or                1.50%                 2.00%
  Interest Coverage
  Ratio less than 3.50 to 1

Leverage Ratio less
  than 3.00 to 1                   1.25%                 2.00%
  and Interest Coverage
  Ratio greater than 3.50 to 1

Leverage Ratio less than 2.50      1.00%                 2.00%
  to 1 and Interest Coverage
  Ratio greater than 4.00 to 1

         The Applicable Base Rate Margin shall be adjusted, to the extent applicable, 45 days (or, in the case of the last calendar quarter of any year, 90 days) after the end of each calendar quarter, based on the Leverage Ratio and Interest Coverage Ratio as of the last day of such calendar quarter; it being understood that if the Company fails to deliver the financial statements required by subsection 7.1(a) or 7.1(b)(ii), as applicable, and the related Compliance Certificate required by subsection 7.2(b) by the 45th day (or, if applicable, the 90th day) after any calendar quarter, the Applicable Base Rate Margin shall be 1.50% for any Revolving Loan or Term A Loan bearing interest based on the Base Rate and 2.00% for Term B Loan bearing interest based on the Base Rate until such financial statements and Compliance Certificate are delivered. Notwithstanding the foregoing, the Applicable Base Rate Margin shall not be reduced at any time before September 30, 1996.

                  Applicable Offshore Rate Margin means (a) initially, 2.75% in the case of any Revolving Loan or Term A Loan bearing interest based on the Offshore Rate and 3.25% in the case of any Term B Loan bearing interest based on the Offshore Rate, and (b) on and after any date specified below on which the Applicable Offshore Rate Margin is to be adjusted, the rate per annum set forth in the table below for the applicable Loan opposite the applicable Leverage Ratio and Interest Coverage Ratio:

                                Applicable            Applicable
                                 Offshore             Offshore
   Leverage Ratio             Rate Margin for           Rate
  and Interest                Revolving Loans         Margin for
   Coverage Ratio             and Term A Loans       Term B Loans


Leverage Ratio greater
  than 3.00 to 1 or                 2.75%                 3.25%
  Interest Coverage
  Ratio less than 3.50 to 1

Leverage Ratio less
  than 3.00 to 1 and                2.50%                 3.25%
  Interest Coverage
  Ratio greater than 3.50 to 1

Leverage Ratio less than 2.50       2.25%                 3.25%
  to 1 and Interest Coverage
  Ratio greater than 4.00 to 1

         The Applicable Offshore Rate Margin shall be adjusted, to the extent applicable, 45 days (or, in the case of the last calendar quarter of any year, 90 days) after the end of each calendar quarter, based on the Leverage Ratio and Interest Coverage Ratio as of the last day of such quarter; it being understood that if the Company fails to deliver the financial statements required by subsection 7.1(a) or 7.1(b)(ii), as applicable, and the related Compliance Certificate required by subsection 7.2(b) by the 45th day (or, if applicable, the 90th day) after any calendar quarter, the Applicable Offshore Rate Margin shall be 2.75% for Revolving Loans and Term A Loans bearing interest based on the Offshore Rate and 3.25% for Term B Loans bearing interest based on the Offshore Rate until such financial statements and Compliance Certificate are delivered. Notwithstanding the foregoing, the Applicable Offshore Rate Margin shall not be reduced at any time before September 30, 1996.

                  Arranger means BA Securities, Inc., a Delaware corporation.

                  Assignee - see subsection 11.8(a).

                  Assignment and Acceptance - see subsection 11.8(a).

                  Attorney Costs means and includes (i) all reasonable fees and disbursements of any law firm or other external counsel and (ii) the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel incurred after the Closing Date.

                  BAI means Bank of America Illinois, an Illinois banking corporation.

                  Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section101, et seq.).

                  Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BAI in Chicago, Illinois as its "reference rate." (The "reference rate" is a rate set by BAI based upon various factors including BAI's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BAI shall take effect at the opening of business on the day specified in the public announcement of such change.

                  Base Rate Loan means a Loan that bears interest based on the Base Rate.

                  BofA means Bank of America National Trust and Savings Association, a national banking association.

                  Borrowing means a borrowing hereunder consisting of Revolving Loans, Term A Loans or Term B Loans of the same Type made to the Company on the same day by the Lenders under Article II and, in the case of Offshore Rate Loans, having the same Interest Period.

                  Borrowing Date means any date on which a Borrowing occurs under Section 2.3.

                  Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                  Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any corporation controlling a bank.

                  Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

                  Carlisle means Carlisle Enterprises, L.P.

                  Cash Collateralize means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Lenders and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Lenders (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Lenders and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BAI.

                  "Cash Equivalent Investments" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than three years from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one year from the date of acquisition,
         (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating

         (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or at least Aa or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and (v) repurchase agreements with any Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalent Investments; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                  CFILP means Carlisle-Fiberite Investors, L.P.

                  Change of Control means that (i) DLJMB and CFILP collectively cease to own, beneficially and of record, at least 51% of each class of capital stock of the Parent; (ii) any Person, or two or more Persons acting in concert, acquires the beneficial ownership of 15% or more of any class of capital stock of the Company; or (iii) the Parent ceases to own, beneficially and of record, 100% of each class of capital stock of the Company.

                  Closing Date means the date on which all conditions precedent set forth in Sections 5.1 and 5.2 are satisfied or waived by all Lenders (or, in the case of subsection 5.1(g), waived by the Person entitled to receive the applicable payment).

                  Code means the Internal Revenue Code of 1986.

                  Collateral Document means the Security Agreement, each Trademark Security Agreement, each Patent Security Agreement, each Pledge Agreement, each Mortgage and any other document pursuant to which collateral securing the liabilities of the Company or any Guarantor under any Loan Document is granted to the Agent for the benefit of itself and the Lenders.

                  Commercial Letter of Credit means any Letter of Credit which is drawable upon presentation of a sight draft and other documents evidencing the sale or shipment of goods purchased by the Company in the ordinary course of business.

                  Commitment means, as to each Lender, such Lender's Revolving Commitment, Term A Commitment or Term B Commitment, as applicable.

                  Company - See the Preamble.

                  Company Pledge Agreement - see subsection 5.1(k).

                  Compliance Certificate means a certificate substantially in the form of Exhibit C.

                  Computation Period means (a) the period from the Closing Date through March 31, 1996, (b) the period from the Closing Date through June 30, 1996, (c) the period from the Closing Date through September 30, 1996 and (d) any period of four consecutive fiscal quarters ending on or after December 31, 1996.

                  Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period.

                  Contingent Obligation means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor, (ii) to advance or provide funds for the payment or discharge of any primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (b) in the case of Swap Contracts, be equal to the Swap Termination Value, and
         (c) in the case
         of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

                  Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  Conversion/Continuation Date means any date on which, under
         Section 2.4, the Company (a) converts Loans of one Type to the other Type or (b) continues as Offshore Rate Loans, but with a new Interest Period, Offshore Rate Loans having Interest Periods expiring on such date.

                  Credit Extension means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

                  Defense Agreement means any agreement entered into between the Company and United States Department of Defense concerning the disclosure of information to third parties so long as such agreement is not materially more adverse to the Lenders with respect to their inspection, audit and visitation rights than the draft dated October 2, 1995 of the Special Security Agreement among AXA, The Equitable Companies Incorporated, Donaldson, Lufkin & Jenrette, Inc., DLJ Capital Investors, Inc., DLJ Merchant Banking, Inc., Parent, Company, and the United States Department of Defense.

                  DLJMB means DLJ Merchant Banking, Inc. and its
         Affiliates.

                  Dollars and $ mean lawful money of the United States.

                  Dollar Amount means, in relation to any Indebtedness (i) denominated in Dollars, the amount of such Indebtedness, and (ii) denominated in a currency other than Dollars, the Dollar Equivalent of the amount of such Indebtedness on the last day of the immediately-preceding calendar month.

                  Dollar Equivalent means, in relation to an amount denominated in a currency other than Dollars, the amount of Dollars which could be purchased with such amount at the prevailing foreign exchange spot rate.

                  EBITDA means, for any Computation Period, the sum of

                  (a) Consolidated Net Income of the Company for such period excluding, to the extent reflected in determining such Consolidated Net Income, extraordinary gains and losses for such period and other non-cash or non-recurring charges related to but not limited to the adoption of new accounting policies and plant consolidations or restructurings, plus

                  (b) to the extent deducted in determining Consolidated Net Income, Interest Expense, income tax expense, depreciation, depletion and amortization for such period.

                  Effective Amount means, with respect to any outstanding L/C Obligations on any date, (i) the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date; (ii) the amount of any undrawn Commercial Letters of Credit which have expired less than 25 days prior to such date; and (iii) any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  Eligible Assignee means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary, or (C) a Person of which a Lender is a Subsidiary.

                  Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability under any Environmental Law or responsibility for violation of any Environmental Law.

                  Environmental Laws means all federal, state or local laws, statutes, the common law, rules, regulations, ordinances and codes relating to pollution or protection of public or employee health or the environment, together with all administrative orders, consent decrees, licenses, authorizations and permits of any Governmental Authority implementing them.

                  ERISA means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                  ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  Event of Default means any of the events or circumstances specified in Section 9.1.

                  Excess Cash Flow means, for any period, the remainder of

                  (a)      the sum, without duplication, of

                           (i) Consolidated Net Income for such period,
                  excluding (a) any extraordinary gains or losses and other non-cash or, to the extent not paid in cash during such period, non-recurring charges related to but limited to the adoption of new accounting policies and plant consolidations or restructurings and (b) any gains or losses on the sale of any property to the extent the sale of such property gave rise to a prepayment pursuant to Section 2.7, plus

                           (ii) all depreciation and amortization of assets
                  (including goodwill and other intangible assets) of the Company and its Subsidiaries deducted in determining Consolidated Net Income for such period,

                  plus

                           (iii) any net decrease in Adjusted Working Capital
                  during such period (exclusive of decreases in working capital associated with asset sales),

                  plus

                           (iv) all federal, state, local and foreign income
                  taxes (whether paid or deferred) of the Company and its Subsidiaries deducted in determining Consolidated Net Income for such period,

         less

                  (b)      the sum, without duplication, of

                           (i) repayments of principal of Term Loans pursuant to
                  Section 2.7 or Section 2.8, regularly scheduled principal payments arising with respect to any other long-term Indebtedness of the Company and its Subsidiaries, and the portion of any regularly scheduled payments with respect to capital leases allocable to principal, in each case made during such period, plus

                           (ii) voluntary prepayments of the Term Loans pursuant to Section 2.6 during such period,

                  plus

                           (iii)  Capital Expenditures for such period,

                  plus

                           (iv)   all federal, state, local and foreign
                  income taxes paid by the Company and its Subsidiaries during such period,

                  plus

                           (v) any net increase in Adjusted Working Capital
                  during such period (exclusive of increases in working capital associated with asset sales),

                  plus

                           (vi)   any non-cash pension income during such
                  period.

                  plus

                           (vii) any amounts paid pursuant to the purchase price adjustments set forth in Section 2.3 of the U.S. Purchase Agreement and Section 2.9 of the German Purchase Agreement.

                  Exchange Act means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  Fee Letter -- see subsection 2.10(a).

                  Financial Standby Letter of Credit means any Standby Letter of Credit which any Lender is required under any Requirement of Law (including under 12 CFR Part 3, Appendix A, Section 3, clause (b)) to classify as a financial letter of credit with respect to its issuance thereof or participation therein pursuant to this Agreement.

                  Fixed Charge Coverage Ratio means, for the Computation Period most recently ended on or before such date, the ratio of (a) (i) EBITDA for such Computation Period less (ii) Capital Expenditures (other than MIS Expenditures) for such Computation Period to (b) the sum of (i) Interest Expense for such Computation Period, (ii) cash taxes paid by the Company and its Subsidiaries for such Computation Period and (iii) the required installments of principal of the Term Loans for such Computation Period.

                  Foreign Subsidiary shall mean each Subsidiary of the Company organized under the laws of any jurisdiction other than, or conducting substantially all of its operations or holding substantially all of its assets outside, the United States.

                  FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  Funded Debt means all Indebtedness of the Company and its Subsidiaries, excluding (i) Indebtedness of the Company to Subsidiaries or of Subsidiaries to the Company or other

         Subsidiaries and (ii) Indebtedness of the Company and its Subsidiaries in respect of Swap Contracts.

                  GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  German Purchase Agreement means the Business Purchase Agreement dated as of the Closing Date between Fiberite Europe GmbH, as seller, and DALIA Verwaltungsgesellschaft mbh as buyer, and the Parent, as guarantor, amended from time to time in accordance with Section 8.19.

                  German Transition Services Agreement means the Transition Services Agreement dated as of the Closing Date, between Deutsche ICI GmbH and DALIA Verwaltungsgesellschaft mbh as amended from time to time in accordance with Section 8.19.

                  Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  Guarantor means (a) as of the Closing Date, the Parent and (b) thereafter, the Parent and each other Person which from time to time executes and delivers a counterpart of the Guaranty.

                  Guaranty means the guaranty substantially in the form of Exhibit G which will be executed by the Parent on the Closing Date and from time to time by other Guarantors.

                  Guaranty Obligation has the meaning specified in the definition of Contingent Obligation.

                  Honor Date -- see subsection 3.3(b).

                  Indebtedness of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases; (g) all indebtedness referred to in clause (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                  Indemnified Liabilities -- see Section 11.5.

                  Indemnified Person -- see Section 11.5.

                  Independent Auditor -- see subsection 7.1(a).

                  Initial Parent Stockholders means the purchasers under the Securities Purchase Agreement.

                  Insolvency Proceeding means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors (including any proceeding under the Bankruptcy Code) or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of such creditors.

                  Interest Coverage Ratio means, for the Computation Period most recently ended on or before such date, the ratio of (a) EBITDA for such Computation Period to (b) Interest Expense for such Computation Period.

                  Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on capital leases but excluding amortization of fees and expenses in connection with the Purchase, this Agreement and the transactions contemplated by the foregoing).

                  Interest Payment Date means (i) as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, in the case of any Offshore Rate Loan with a six-month Interest Period, the three-month anniversary of the first day of such Interest Period, and (ii) as to any Base Rate Loan, the last Business Day of each calendar quarter.

                  Interest Period means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending (i) in the case of Offshore Rate Loans made or converted during the period from the Closing Date through the earlier of November 1, 1995 and the Primary Syndication Date, one week thereafter and (ii) in the case of Offshore Rate Loans made or converted at any time after the earlier of November 1, 1995 and the Primary Syndication Date, one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                           (iii) no Interest Period applicable to a Term A Loan
                  or a Term B Loan or portion of either thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term A Loans or Term B Loans, as applicable, unless the aggregate principal amount of Term A Loans or Term B Loans, as applicable, represented by Base Rate Loans, or by Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

                           (iv) no Interest Period for any Revolving Loan shall
                  extend beyond the scheduled Revolving Termination Date.

                  IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  Issuance Date -- see subsection 3.1(a).

                  Issue means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  Issuing Lender means each of BAI and in its capacity as issuer of one or more Letters of Credit hereunder, together with (i) any replacement letter of credit issuer arising under subsection 10.1(b) or
         Section 10.9 and (ii) any other Lender which the Agent and the Company have approved in writing as an "Issuing Lender" hereunder.

                  Joint Venture means a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) which is not a Subsidiary of the Company or any of its Subsidiaries and which is now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  Landlord's Consent means a document substantially in the form of Exhibit J, with appropriate insertions, or such other form as shall be acceptable to the Required Lenders.

                  L/C Advance means each Lender's participation in any L/C Borrowing in accordance with its Revolving Percentage.

                  L/C Amendment Application means an application form for amendment of an outstanding standby or commercial documentary letter of credit as shall at any time be in use at the applicable Issuing Lender, as such Issuing Lender shall request.

                  L/C Application means an application form for issuances of a standby or commercial documentary letter of credit as shall at any time be in use at the applicable Issuing Lender, as such Issuing Lender shall request.

                  L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.3(c).

                  L/C Commitment means the commitment of the Issuing Lenders to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the lesser of $10,000,000 and the amount of the Revolving Commitment; it being understood that the L/C Commitment is a part of the Revolving Commitment, rather than a separate, independent commitment.

                  L/C Fee Rate means, at any time, (i) 0.50% in the case of each Commercial Letter of Credit and (ii) the Applicable Offshore Rate Margin for Revolving Loans in the case of each Financial Standby Letter of Credit and each Non-Financial Standby Letter of Credit; provided that each of the foregoing rates shall be increased by 2% at any time an Event of Default exists.

                  L/C Obligations means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                  L/C-Related Documents means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the applicable Issuing Lender's standard form documents for letter of credit issuances.

                  Lender has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include each Issuing Lender in its capacity as such; for purposes of clarification only, to the extent that any Issuing Lender may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced.

                  Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.2, or such other office or offices as such Lender may from time to time specify to the Company and the Agent.

                  Letters of Credit means any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by an Issuing Lender pursuant to Article III.

                  Leverage Ratio means

                  (a) for the Computation Period ending March 31, 1996, the ratio of

                           (i)  Funded Debt as of March 31, 1996
                           to

                           (ii) EBITDA for such Computation Period multiplied by
                  the quotient of (y) 365 divided by (z) the number of days in such Computation Period;

                  (b) for the Computation Period ending June 30, 1996, the ratio of

                           (i)  Funded Debt as of June 30, 1996

                           to

                           (ii) EBITDA for such Computation Period multiplied by
                  the quotient of (y) 365 divided by (z) the number of days in such Computation Period;

                  (c) for the Computation Period ending September 30, 1996, the ratio of

                           (i)  Funded Debt as of September 30, 1996

                           to

                           (ii) EBITDA for such Computation Period multiplied by
                  the quotient of (y) 365 divided by (z) the number of days in such Computation Period; and

                  (d) for each Computation Period ending on or after December 31, 1996, the ratio of

                           (i)  Funded Debt as of any date

                           to

                           (ii) EBITDA for such Computation Period most recently
                  ended on or before such date.

                  Lien means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

                  Loan means an extension of credit by a Lender to the Company under Article II or Article III in the form of a Revolving Loan, Term Loan or L/C Advance. Each Revolving Loan and each Term Loan may be divided into tranches which are a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Loan).

                  Loan Documents means this Agreement, any Notes, the Fee Letter, the L/C-Related Documents, the Guaranty, the Collateral Documents and all other documents delivered to the Agent or any Lender in connection herewith.

                  Margin Stock means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                  Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company; (b) a material impairment of the ability of the Company to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

                  MIS Expenditures means Capital Expenditures made by the Company relating to the Company's new management information system; provided, that such Capital Expenditures shall only be considered MIS Expenditures to the extent that the aggregate amount of such expenditures does not exceed $2,000,000.

                  Mortgage means a mortgage, leasehold mortgage, deed of trust or similar document granting a Lien on real property in appropriate form for filing or recording in the applicable jurisdiction and otherwise reasonably satisfactory to the Agent.

                  Multiemployer Plan means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

                  Net Cash Proceeds means

         (a) with respect to the sale, transfer, or other disposition by the Company or any Subsidiary of any asset (including any stock of any Subsidiary), the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such sale, transfer or other disposition, net of (i) the direct costs relating to such sale, transfer or other disposition (including, without limitation, sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such sale, transfer or other disposition (other than the Loans) and (iv) any reserve for adjustment in respect of the sale price of such asset (until such amount is available to the Company or the applicable Subsidiary); and

         (b) with respect to any issuance of equity securities or Other Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including, without limitation, sales and underwriter's commissions and legal, accounting and investment banking fees).

                  Net Worth means the Company's consolidated stockholders' equity plus all non-cash or non-recurring charges after the Closing Date related to but not limited to the adoption of new accounting policies and plant consolidations or restructurings to the extent such charges were deducted in determining such consolidated stockholders equity.

                  Non-Financial Standby Letter of Credit means any Standby Letter of Credit that is not a Financial Standby
         Letter of Credit.

                  Note means a promissory note executed by the Company in favor of a Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit D.

                  Notice of Borrowing means a notice in substantially the form of Exhibit A.

                  Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B.

                  Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

                  Offshore Rate means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward, if the resulting rate is not an integral multiple of 1/16 of 1%, to the next 1/16th of 1%) determined by the Agent as follows:

         Offshore Rate =                 IBOR
                         ------------------------------------
                         1.00 - Eurodollar Reserve Percentage

         Where,

                  "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward, if the resulting decimal is not an integral multiple of 1/100 of 1%, to the next 1/100th of 1%) in effect on such day applicable to any Lender under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "IBOR" means the rate of interest per annum determined by the Agent as the rate at which Dollar deposits in the approximate amount of BAI's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

                  The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                  Offshore Rate Loan means a Loan that bears interest based on the Offshore Rate.

                  Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  Other Debt means debt securities of the Company and its Subsidiaries, other than as permitted by Section 8.5.

                  Other Taxes means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

                  Parent means Fiberite Holdings, Inc., a Delaware corporation.

                  Parent Pledge Agreement - see subsection 5.1(k).

                  Participant -- see subsection 11.8(c).

                  Patent Security Agreement -- see subsection 5.1(i).

                  PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company or any ERISA Affiliate may have any liability.

                  Permitted Liens -- see Section 8.1.

                  Permitted Swap Obligations means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 9.1(a).

                  Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  Pledge Agreement means the Company Pledge Agreement or the Parent Pledge Agreement.

                  Primary Syndication Date means the first date upon which BAI assigns any of its commitments pursuant to Section 11.8.

                  Public Offering means the offering of shares of stock or Indebtedness registered under the Securities Act of 1933.

                  Purchase means the purchase by the Company of ICI Composites, Inc. and the assets and liabilities of Fiberite Europe GmbH pursuant to the Purchase Agreements.

                  Purchase Agreement means the U.S. Purchase Agreement or the German Purchase Agreement.

                  Purchase Agreement Assignment means a Purchase Agreement Assignment in the form of Exhibit K, with appropriate insertions.

                  Replacement Lender -- see Section 4.7.

                  Reportable Event means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC or administrative pronouncements.

                  Required Lenders means, at any time, Lenders having an aggregate Total Percentage of 60% or more.

                  Required Revolving Lenders means, at any time, Lenders having an aggregate Revolving Percentage of 60% or more.

                  Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  Responsible Officer means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                  Revolving Commitment means, as to any Lender, the commitment of such Lender to make Revolving Loans pursuant to subsection 2.1(c). The initial amount of each Lender's Revolving Commitment is set forth on Schedule 1.1.

                  Revolving Loan -- see Section 2.1.

                  Revolving Percentage means, as to any Lender, the percentage which (a) the amount of such Lender's Revolving Commitment is of (b) the aggregate amount of all of the Lenders' Revolving Commitments.

                  Revolving Termination Date means the earlier to occur of:

                           (a)  December 31, 2000; and

                           (b) the date on which the Revolving Commitment terminates in accordance with the provisions of this Agreement.

                  SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  Sellers means ICI American Holdings, Inc. and Deutsche
         ICI GmbH.

                  Securities Purchase Agreement means the Securities Purchase Agreement dated as of the Closing Date, among Parent and the Initial Parent Stockholders named therein.

                  Security Agreement -- see subsection 5.1(g).

                  Shareholder Agreement means the Shareholder Agreement dated as of the Closing Date, among the Company, DLJMB, Carlisle and the other Initial Parent Stockholders.

                  Standby Letter of Credit means any Letter of Credit that is not a Commercial Letter of Credit.

                  Subordinated Notes means the subordinated notes of the Parent issued pursuant to the Securities Purchase Agreement.

                  Subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                  Surety Instruments means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

                  Swap Contract means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  Swap Termination Value means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

                  Tax Sharing Agreement means the Tax Sharing Agreement dated as of the Closing Date, between the Company and the Parent as amended from time to time pursuant to Section 8.19.

                  Taxes means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Lender's or the Agent's, as the case may be, net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized, maintains a lending office or is carrying on business.

                  Term A Commitment means, as to any Lender, the commitment of such Lender to make a Term A Loan pursuant to subsection 2.1(a). The amount of each Lender's Term A Commitment is set forth on Schedule 1.1.

                  Term A Loan -- see subsection 2.1(a).

                  Term A Percentage means, as to any Lender, the percentage which (a) the Term A Commitment of such Lender (or, after the making of the Term A Loans, the principal amount of such Lender's Term A Loan) is of (b) the aggregate amount of Term A Commitments (or after the making of the Term A Loans, the aggregate principal amount of all Term A Loans). The initial amount of the Term A Loan Percentage for each Lender is set forth such Lender's name on Schedule 1.1.

                  Term B Commitment means, as to any Bank, the commitment of such Lender to make a Term B Loan pursuant to subsection 2.1(b). The amount of each Bank's Term B Commitment is set forth on Schedule 1.1.

                  Term B Loan -- see subsection 2.1(b).

                  Term B Percentage means, as to any Lender, the percentage which (a) the Term B Commitment of such Lender (or, after the making of the Term B Loans, the principal amount of such Lender's Term B Loan) is of (b) the aggregate amount of Term B Commitments (or after the making of the Term B Loans, the aggregate principal amount of all Term B Loans). The initial amount of the Term B Loan Percentage for each Lender is set forth such Lender's name on Schedule 1.1.

                  Term Loan means a Term A Loan or a Term B Loan.

                  Total Percentage means, as to any Lender the percentage which
         (a) the aggregate amount of such (i) Lender's Revolving Commitment plus
         (ii) such Lender's Term A Commitment (or, after the making of the Term A Loans, the outstanding principal amount of such Lender's Term A Loans) plus (iii) such Lender's Term B Commitment (or, after the making of the Term B Loans, the outstanding principal amount of such Lender's Term B Loans) is of (b) the aggregate amount of (i) the Revolving Commitments of all Lenders plus (ii) the Term A Commitments of all Lenders (or, after the making of the Term A Loans, the outstanding principal amount of all Term A Loans) plus (iii) the Term B Commitments of all Lenders (or, after the making of the Term B Loans, the outstanding principal amount of all Term B Loans); provided that after the Revolving Commitments have been terminated, "Total Percentage" shall mean as to any Lender the percentage which the aggregate principal amount of such Lender's Loans is of the aggregate principal amount of all Loans. The initial Total Percentage for each Lender is set forth opposite such Lender's name on Schedule 1.1.

                  Trademark Security Agreement -- see subsection 5.1(i).

                  Transition Services Agreement means the U.S. Transition Services Agreement or the German Transition Services
         Agreement.

                  Type has the meaning specified in the definition of "Loan."

                  Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Pension Plan's assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  United States and U.S. each means the United States of America.

                  Unmatured Event of Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  U.S. Purchase Agreement means the Purchase Agreement dated as of the Closing Date, between ICI American Holdings, Inc., as seller, the Company, as buyer, and the Parent, as guarantor as amended from time to time pursuant to Section 8.19.

                  U.S. Transition Services Agreement means the Transition Services Agreement dated as of the Closing Date, between ICI Composites, Inc. and ICI American Holdings, Inc. as amended from time to time pursuant to Section 8.19.

         1.2  Other Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means "including without limitation."

                           (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Lenders' or the Agent's involvement in their preparation.

         1.3  Accounting Principles.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the Company notifies the Agent that the Company wishes to amend any covenant in Article VIII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend
Article VIII for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   ARTICLE II

                                   THE CREDITS

         2.1 Amounts and Terms of Commitments. (a) The Term A Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "Term A Loan") on the Closing Date in an amount not to exceed such Lender's Term A Percentage of $50,000,000. Amounts borrowed as Term A Loans which are repaid or prepaid by the Company may not be reborrowed. The Term A

Commitments shall expire concurrently with the making of the Term A Loans on the Closing Date.

                  (b) The Term B Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "Term B Loan") on the Closing Date in an amount not to exceed such Lender's Term B Percentage of $25,000,000. Amounts borrowed as Term B Loans which are repaid or prepaid by the Company may not be reborrowed. The Term B Commitments shall expire concurrently with the making of the Term B Loans on the Closing Date.

                  (c) The Revolving Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan"), from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Percentage of $25,000,000; provided that, after giving effect to any Borrowing of Revolving Loans, the aggregate amount of all Revolving Loans plus the Effective Amount of all L/C Obligations shall not exceed the Revolving Commitment; and provided, further, the amount of all Revolving Loans made on the Closing Date shall not exceed $19,000,000. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.1(c), prepay under Section 2.6 and reborrow under this subsection 2.1(c).

         2.2 Loan Accounts. (a) The Loans made by each Lender and the Letters of Credit Issued by each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, each Issuing Lender and each Lender shall be conclusive (absent manifest error) as to the amount of the Loans made by the Lenders to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to any Loan or any Letter of Credit.

                  (b) Upon the request of any Lender made through the Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be rebuttable presumptive evidence of the matters set forth therein; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any Note to such Lender.

         2.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent (i) prior to 8:30 a.m. (San Francisco time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) prior to 8:30 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans), specifying:

                                    (A) the amount of the Borrowing, which shall
                  be in an amount of $500,000 or a higher integral multiple of $100,000;

                                    (B) the requested Borrowing Date, which
                  shall be a Business Day;

                                    (C) the Type of Loans comprising the
                  Borrowing; and

                                    (D) in the case of Offshore Rate Loans, the
                  duration of the Interest Period applicable to such Loans included in such notice.

                  (b) The Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's share of such Borrowing based upon such Lender's Revolving Percentage, Term A Percentage or Term B Percentage, as applicable.

                  (c) Each Lender will make the amount of its share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BAI with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  (d) After giving effect to any Borrowing, there may not be more than seven different Interest Periods in effect.

         2.4 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

                           (i) elect to convert, on any Business Day, any Base Rate Loans (in an aggregate amount of $500,000 or a higher integral multiple of $100,000) into Offshore Rate Loans;

                           (ii) elect to convert, on the last day of the applicable Interest Period, any Offshore Rate Loans (or any part thereof in an aggregate amount of $500,000 or a higher integral multiple of $100,000) into Base Rate Loans; or

                           (iii) elect to continue, as of the last day of the applicable Interest Period, any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount of $500,000 or a higher integral multiple of $100,000);

provided that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof, to be less than $500,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans.

                  (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than (i) 8:30 a.m. (San Francisco time) at least three Business Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) not later than 8:30 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                                    (A) the proposed Conversion/Continuation
                  Date;

                                    (B) the aggregate amount of Loans to be
                  converted or continued;

                                    (C) the Type of Loans resulting from the
                  proposed conversion or continuation; and

                                    (D) in the case of conversions into Offshore
                  Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation or, if no timely notice is provided by the Company, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  (e) Unless the Required Lenders otherwise agree, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, there may not be more than seven different Interest Periods in effect.

        2.5 Voluntary Termination or Reduction of Revolving Commitments. The Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Revolving Commitment, or permanently reduce the Revolving Commitment by an aggregate amount of $1,000,000 or a higher integral multiple of $500,000; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the aggregate principal amount of all Revolving Loans plus the Effective Amount of all L/C Obligations would exceed the amount of the Revolving Commitment then in effect. Once reduced in accordance with this Section, the Revolving Commitment may not be increased. Any reduction of the Revolving Commitment shall be applied to each Lender according to its Revolving Percentage.

        2.6  Optional Prepayments.

                (a) Subject to Section 4.4, (i) the Company may, from time to time, upon irrevocable notice to the Agent (which notice must be received by 8:30 a.m. (San Francisco time) on the requested day of prepayment in the case of Base Rate Loans and 8:30 a.m. (San Francisco time) three days prior to the date of prepayment in the case of Offshore Rate Loans), ratably prepay any Borrowing of Revolving Loans in whole or in part, in an aggregate amount of $500,000 or a higher integral multiple of $100,000; and (ii) the Company may, from time to time, upon not less than three Business Days' irrevocable notice to the Agent, prepay any Borrowing of Term Loans in whole or in part, in an aggregate amount of $1,000,000 or a higher integral multiple of $100,000.

                (b) Each notice of prepayment shall specify the date and amount of such prepayment and the Loans to be prepaid. The Agent will promptly notify each Lender of its receipt of any such notice and of such Lender's share of such prepayment based upon such Lender's Revolving Percentage, in the case of a prepayment of Revolving Loans, Term A Percentage, in the case of a prepayment of Term A Loans, or Term B Percentage in the case of a prepayment of Term B Loans. If any such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required pursuant to Section
        4.4. Each prepayment of Revolving Loans shall be applied to each Lender's Revolving Loans according to such Lender's Revolving

        Percentage. Each prepayment of Term Loans shall be applied pro rata to the unpaid installments of the Term Loans; provided, that the Company may, by giving written notice to the Agent concurrently with any notice of prepayment, specify that any prepayment of Term Loans may be applied pro rata to the remaining unpaid installments of the Term A Loans.

        2.7 Mandatory Prepayments of Loans. So long as any Term Loan is outstanding, the Company (or, in the case of subsection (c), if the Agent is holding the proceeds of insurance as additional Collateral pursuant to the terms of the Security Agreement, the Agent upon the Company's instruction) shall make a prepayment of the Term Loans at the following times and in the following amounts:

                         (a) Within 30 days after any sale, transfer or other
                disposition by the Company or any Subsidiary of any asset outside the ordinary course of its business to a Person other than the Company or a Subsidiary, in an amount equal to 100% of the Net Cash Proceeds of such sale, transfer or other disposition.

                         (b) Within 30 days after any sale, transfer or other
                disposition (including by way of merger or consolidation) by the Company or any Subsidiary of all of the capital stock of any of the Company's operating Subsidiaries to a Person other than the Company or a Subsidiary, in an amount equal to 100% of the Net Cash Proceeds of such sale.

                         (c) Within 30 days after the receipt of any insurance
                proceeds (or other similar recoveries) by the Company or any Subsidiary or by the Agent (to the extent the Agent is holding the insurance proceeds as additional Collateral pursuant to
                Section 6 of the Security Agreement) from any casualty loss incurred by the Company or any Subsidiary, in an amount equal to 100% of such insurance proceeds (or other similar recoveries) net of any collection expenses; provided that no such prepayment shall be required to the extent such proceeds are used by the Company for the financing of the replacement, substitution or restoration of the assets sustaining such casualty loss.

                         (d) Concurrently with the receipt of any Net Cash
                Proceeds from any issuance of equity securities of the Company (including a Public Offering, but excluding the issuance of shares of common stock of the Company pursuant to any employee or director stock option program, benefit plan or compensation program), in an amount equal to 50% of such Net Cash Proceeds.

                         (e) Concurrently with the receipt of any Net Cash
                Proceeds from the issuance of any Other Debt of the

                Company or any Subsidiary (including a Public Offering), in an amount equal to 100% of such Net Cash Proceeds.

                         (f) Within 90 days after the end of each fiscal year,
                beginning with the 1996 fiscal year, in an amount equal to 75% of Excess Cash Flow for (i) in the case of the 1996 fiscal year, the period beginning on the Closing Date and ending on December 31, 1996 and (ii) in the case of any other fiscal year, such fiscal year (rounded to the nearest, or if there is no nearest the next highest, integral multiple of $10,000); provided that if the Leverage Ratio as of the end of such fiscal year is less than 3.0: 1:00, then the amount of the required prepayment shall be 50% of Excess Cash Flow.

All prepayments of Term Loans pursuant to this Section 2.7 shall be applied to the remaining installments thereof pro rata; provided that if the Lenders holding 60% of the aggregate principal amount of the Term B Loans so request, by notice to the Agent not later than five Business Days prior to the date upon which such prepayment is due, the portion of any prepayment which would have been applied to the Term B Loans shall be applied pro rata to the remaining installments of the Term A Loans of all Lenders (it being understood that if the Term A Lenders incur additional funding losses pursuant to Section 4.4 as a result of the reallocation of such prepayment, the Company shall only be responsible for the portion of such additional funding losses which would have been incurred by the Term B Lenders if such payment had been applied to the Term B Loans).

        2.8 Repayment. (a) The Term A Credit. The Company shall repay the Term A Loans in quarterly installments on the last day of each calendar quarter, commencing on March 31, 1996 in the amount set forth opposite the period in which such quarterly date occurs:

                         Period                               Amount
                         ------                               ------

March 31, 1996 through December 31, 1997                    $2,000,000
January 1, 1998 through December 31, 1998                    2,500,000
January 1, 1999 through December 31, 2000                    3,000,000

                (b) The Term B Credit. The Company shall repay the Term B Loans in quarterly installments on the last day of each calendar quarter, commencing on March 31, 1996 in the amount set forth opposite the period in which such quarterly date occurs:

                         Period                             Amount
                         ------                             ------

March 31, 1996 through December 31, 1999                  $  125,000
January 1, 2000 through December 31, 2000                    250,000
January 1, 2001 through December 31, 2001                  5,500,000

                (c) The Revolving Credit. The Company shall pay to the Agent, for the account of the Lenders, on the Revolving Termination Date the aggregate principal amount of all Revolving Loans outstanding on such date.

        2.9 Interest. (a) Each Revolving Loan and Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to the other Type of Loans under Section 2.4), plus the Applicable Offshore Rate Margin or Applicable Base Rate Margin, as the case may be.

                (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date therefor. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 or 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof.

                (c) Notwithstanding subsection (a) of this Section, during the existence of any Event of Default under subsection 9.1(a), (f) or (g), and, at the election of the Required Lenders, during the existence of any other Event of Default, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum equal to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate plus the Applicable Base Rate Margin then in effect for Revolving Loans) plus 2%. All such interest shall be payable on demand.

                (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

        2.10  Fees.  In addition to certain fees described in Section
3.8:

                (a) Arranger and Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account and agency fees to the Agent for the Agent's own account, in each case as required by the letter agreement ("Fee Letter") between the Company, the Arranger and the Agent dated August 14, 1995.

                (b) Commitment Fees. The Company shall pay to the Agent for the account of each Lender a commitment fee at the rate of 0.50% per annum on the average daily unused portion of such Lender's Revolving Percentage of the Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent. For purposes of calculating utilization under this subsection, the Revolving Commitment shall be deemed used to the extent of the aggregate principal amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Revolving Termination Date. The commitment fees provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article V are not met.

        2.11 Computation of Fees and Interest. (a) All computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

        2.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. Except as expressly provided herein, the Agent will promptly distribute, in like funds as received, to each Lender its Revolving Percentage of any portion of such payment related to the Revolving Loans, its Term A Percentage of any portion of such payment relating to the Term Loans and its Term B Percentage of any portion of such payment relating to the Term B Loans. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless such following Business Day is the first

Business Day of a calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

        2.13 Payments by the Lenders to the Agent. (a) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Company the amount of such Lender's Revolving Percentage, Term A Percentage or Term B Percentage, as applicable, of such Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

        2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of such payment (determined in accordance with the provisions of this Agreement), such Lender shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each other Lender; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.


                                   ARTICLE III

                              THE LETTERS OF CREDIT

        3.1 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) each Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor properly drawn drafts under the Letters of Credit issued by it; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; provided that no Issuing Lender shall be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the aggregate amount of all Revolving Loans exceeds the Revolving

Commitment, (2) the Effective Amount of all L/C Obligations exceeds the L/C Commitment or (3) the participation of any Lender in the Effective Amount of all L/C Obligations plus the outstanding principal amount of the Revolving Loans of such Lender shall exceed such Lender's Revolving Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                (b) No Issuing Lender shall be under any obligation to Issue any Letter of Credit if:

                         (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it;

                         (ii) such Issuing Lender has received written notice from any Lender, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                         (iii) the expiry date of such Letter of Credit is after the Revolving Termination Date, or, in the case of a Commercial Letter of Credit, the expiry date of such Letter of Credit is less than 25 days prior to the Revolving Termination Date, unless all of the Lenders have approved such expiry date in writing;

                         (iv) such Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such Issuing Lender, or the Issuance of such Letter of Credit shall violate any applicable policies of such Issuing Lender; or

                         (v) such Letter of Credit is denominated in a currency other than Dollars.

        3.2 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the applicable Issuing Lender (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the applicable Issuing Lender and the Agent may agree in a particular instance in their sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the applicable Issuing Lender: (i) the face amount of the Letter of Credit; (ii) the expiry date of the Letter of Credit;
(iii) the name and address of the beneficiary thereof; (iv) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vi) in the case of a standby Letter of Credit, whether such letter of credit is a Financial Standby Letter of Credit or a Non-Financial Standby Letter of Credit; and (vii) such other matters as such Issuing Lender may require.

                (b) At least two Business Days prior to the Issuance of any Letter of Credit, the applicable Issuing Lender will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, such Issuing Lender will provide the Agent with a copy thereof. Unless the applicable Issuing Lender has received, on or before the Business Day immediately preceding the date such Issuing Lender is to issue a requested Letter of Credit, (A) notice from the Agent directing such Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clause (1) or (2) thereof or (B) a notice described in subsection 3.1(b)(ii), then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with such Issuing Lender's usual and customary business practices.

                (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the applicable Issuing Lender will, upon the written request of the Company received by such Issuing Lender (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the applicable Issuing Lender and the Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the applicable Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such Issuing Lender may require. No Issuing Lender shall have any obligation to amend any Letter of Credit if: (A) such Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. The Agent will promptly notify the Lenders of any L/C Issuance.

                (d) The Issuing Lenders and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the applicable Issuing Lender (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the applicable Issuing Lender and the Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of renewal, the applicable Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the applicable Issuing Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of such Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of such Letter of Credit (which, unless all Lenders otherwise consent in writing, shall be prior to the Revolving Termination Date); and (iv) such other matters as such Issuing Lender may require. No Issuing Lender shall be under any obligation to renew any Letter of Credit if: (A) such Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the applicable Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal such Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Company but such Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, such Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, such Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                (e) Each Issuing Lender may, at its election (or as required by the Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any

Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

                (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                (g) Each Issuing Lender will deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

        3.3  Risk Participations, Drawings and Reimbursements.

                (a) Immediately upon the Issuance of each Letter of Credit each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Revolving Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Lender will promptly notify the Company and the Agent. The Company shall reimburse the applicable Issuing Lender prior to 8:30 a.m. (San Francisco time), on each date that any amount is paid by such Issuing Lender under any Letter of Credit (each such date, an "Honor Date") in an amount equal to the amount so paid by such Issuing Lender; provided, to the extent that any Issuing Lender accepts a drawing under a Letter of Credit after 8:30 a.m. (San Francisco time), the Company will not be obligated to reimburse the Issuing Lender until the next Business Day and the "Honor Date" for such Letter of Credit shall be such next Business Day. If the Company fails to reimburse an Issuing Lender for the full amount of any drawing under any Letter of Credit by 8:30 a.m. (San Francisco time) on the Honor Date, such Issuing Lender will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section 5.3 other than Section 5.3(a). Any notice given by an Issuing Lender or the Agent pursuant to this subsection 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                (c) Each Lender shall upon any notice pursuant to subsection 3.3(b) make available to the Agent for the account of the applicable Issuing Lender an amount in Dollars and in immediately available funds equal to its Revolving Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to subsection 3.3(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in such amount. If any Lender so notified fails to make available to the Agent for the account of the applicable Issuing Lender the amount of such Lender's Revolving Percentage of the amount of such drawing by no later than 11:00 a.m. (San Francisco time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.3.

                (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 5.3 (other than Section 5.3(a) which need not be satisfied) or for any other reason, the Company shall be deemed to have incurred from the applicable Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the applicable Base Rate Margin then in effect for Revolving Loans plus 2% per annum, and each Lender's payment to such Issuing Lender pursuant to subsection 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.3.

                (e) Each Lender's obligation in accordance with this Agreement to make Revolving Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to any Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that each Lender's obligation to make Revolving Loans under this Section 3.3 is subject to the conditions set forth in Section 5.3.

        3.4 Repayment of Participations. (a) Upon (and only upon) receipt by the Agent for the account of an Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by such Issuing Lender under a Letter of Credit with respect to which any Lender has paid the Agent for the account of such Issuing Lender for such Lender's participation in such Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Agent will pay to each Lender, in the same funds as those received by the Agent for the account of such Issuing Lender, the amount of such Lender's Revolving Percentage of such funds, and such Issuing Lender shall receive the amount of the Revolving Percentage of such funds of any Lender that did not so pay the Agent for the account of such Issuing Lender.

                (b) If the Agent or an Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by the Company to the Agent for the account of an Issuing Lender pursuant to subsection 3.4(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent or the applicable Issuing Lender the amount of its Revolving Percentage of any amount so returned by the Agent or such Issuing Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Agent or such Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

        3.5 Role of the Issuing Lenders. (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                (b) No Agent-Related Person, Issuing Lender nor any of their respective correspondents, participants or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related

Person, Issuing Lender nor any of their respective correspondents, participants or assignees shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against an Issuing Lender, and such Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such Issuing Lender's willful misconduct or gross negligence or such Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuing Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason (unless assuming the validity or sufficiency of such instrument would constitute gross negligence or willful misconduct by such Issuing Lender).

        3.6 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the applicable Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                         (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                         (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                         (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                         (v) any payment by an Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; provided that the reimbursement by the Company of the applicable Issuing Lender or the repayment of any L/C Borrowing or any Revolving Loans related to any such Letter of Credit will not affect the claim, if any, that the Company may have against the applicable Issuing Lender pursuant to Section 3.5(c) for willful misconduct or gross negligence;

                         (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                         (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

        3.7 Cash Collateral Pledge. If any Letter of Credit remains outstanding and partially or wholly undrawn as of the Revolving Termination Date, then the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under all Letters of Credit.

        3.8 Letter of Credit Fees. (a) The Company shall pay to the Agent for the account of each Lender a letter of credit fee with respect to each Letter of Credit equal to the L/C Fee Rate per annum of the average daily maximum amount available to be drawn on such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter. Such letter of credit fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the

Revolving Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Revolving Termination Date (or such later date).

                (b) The Company shall pay to each Issuing Lender a letter of credit fronting fee for each Letter of Credit issued by such Issuing Lender equal to 0.25% per annum of the average daily maximum amount available to be drawn on such Letter of Credit, computed on the last Business Day of each calendar quarter and on the Revolving Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn).

                (c) The letter of credit fees payable under subsection 3.8(a) and the fronting fees payable under subsection 3.8(b) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Revolving Termination Date (or such later date). For purposes of calculating the fees payable under subsection 3.8(a) and subsection 3.8(b), any undrawn Commercial Letters of Credit should be considered outstanding and available to be drawn upon for 25 days after their expiry date.

                (d) The Company shall pay to each Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Lender relating to letters of credit as from time to time in effect.

        3.9 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to each Letter of Credit.


                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

        4.1 Taxes. (a) Any and all payments by the Company to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                (b) The Company agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

                (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                         (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                         (ii) the Company shall make such deductions and withholdings; and

                         (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

                (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

                (e) The Company shall not be required to pay an additional amount to, or indemnify, any Lender or the Agent pursuant to this Section 4.1 to the extent that (i) the obligation to withhold or pay such amount existed on the Initial Date (as hereinafter defined) or (ii) the obligation to withhold or pay such amount would not have arisen but for the failure of the Agent or such Lender to comply with the provisions of Section 10.10 of this Agreement. For purposes of this subsection 4.1(e), "Initial Date" shall mean (a) in the case of the Agent and any Lender that is a signatory hereto, the date of this Agreement,
(b) in the case of any Person which subsequently becomes a Lender hereunder, the date of the applicable Assignment and Acceptance, and (c) in the case of any Participant, the date on which it becomes a Participant.

                (f) If the Company is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

        4.2 Illegality. (a) After the date hereof, if any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Agent, any obligation of such Lender to make Offshore Rate Loans shall be suspended until such Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                (b) After the date hereof, if a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Offshore Rate Loan, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loan to such day, or on such earlier date on which such Lender may no longer lawfully continue to maintain such Offshore Rate Loan (as determined by such Lender). If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

                (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been terminated or suspended pursuant to subsection (a) or (b) above, all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

                (d) Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

        4.3 Increased Costs and Reduction of Return. (a) After the date hereof, if any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loan or participating in Letters of Credit or, in the case of any Issuing Lender, any increase in the cost to such Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                (b) After the date hereof, if any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of any of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Agent, the Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

                (c) This Section 4.3 shall not require the Company to reimburse the Agent or any Lender for any Taxes which are otherwise covered by the indemnity set forth in Section 4.1.

        4.4 Funding Losses. The Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6;

                (d) the prepayment (including pursuant to Section 2.7 but subject to the parenthetical at the end of such Section) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                (e) the automatic conversion under subsection 2.4(a) of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under subsection 4.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

        4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or the Required Lenders determine (and notify the Agent) that the Offshore Rate applicable pursuant to subsection 2.9(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent, with the consent of the Required Lenders, revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loan.

        4.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the basis for such claim and a calculation of the amount payable to such Lender and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

        4.7 Substitution of Lenders. Upon the receipt by the Company from any Lender (an "Affected Lender") of a claim for compensation under Section 4.1 or
4.3 or a notice of the type described in subsection 4.2(a) or (b), the Company may: (i) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company and the Agent to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Revolving Commitment (a "Replacement Lender"); (ii) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Revolving Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Agent and each Issuing Lender.

        4.8 Survival. The agreements and obligations of the Company in this
Article IV shall survive the payment of all other Obligations.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

        5.1 Documentary Conditions of Initial Credit Extensions. The obligation of each Lender to make its initial Credit Extension is subject to the condition (in addition to the conditions set forth in Sections 5.2 and 5.3) that the Agent shall have received on or before October 6, 1995 all of the following, in form and substance satisfactory to the Agent and each Lender, and in sufficient copies for the Agent and each Lender:

                (a) Credit Agreement and Notes. This Agreement and the Notes (if any) executed by each party thereto.

                (b)      Resolutions and Incumbency of Company.

                         (i) Copies of resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                         (ii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform this Agreement and all other Loan Documents to be delivered by it hereunder.

                (c)      Resolutions and Incumbency of Parent.

                         (i) Copies of resolutions of the board of directors of the Parent authorizing the execution, delivery and performance of each Loan Document to which it is a party certified as of the Closing Date by the Secretary or an Assistant Secretary of the Parent; and

                         (ii) A certificate of the Secretary or an Assistant Secretary of the Parent certifying the names and true signatures of the officers of the Parent authorized to execute, deliver and perform the Loan Documents to be delivered by it hereunder.

                (d) Organization Documents; Good Standing. Each of the following documents:

                         (i) for the Company and the Parent, the articles or certificate of incorporation and the bylaws of the Company or the Parent, as the case may be, as in effect on the Closing Date, certified by the Secretary or an Assistant Secretary of the Company or the Parent, as the case may be, as of the Closing Date; and

                         (ii) a good standing and tax good standing certificate for the Company and the Parent from the Secretaries of State (or similar, applicable Governmental Authority) of Delaware and, in the case of the Company, California.

                (e)      Legal Opinions.

                         (i) An opinion of Cahill Gordon & Reindel, counsel to the Company and the Parent, substantially in the form of Exhibit L,

                         (ii) Opinions of local counsel to the Company in Minnesota, Pennsylvania, Arizona, California and Texas, substantially in the forms of Exhibits M-1, M-2, M-3, M-4 and M-5 hereto, respectively.

                         (iii) An opinion of Mayer, Brown & Platt, special counsel to the Agent, substantially in the form of Exhibit O,

                (f) Solvency Opinion. An opinion of Houlihan, Lokey, Howard & Zurkin, Inc. substantially in the form of Exhibit P.

                (g) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agent and the Arranger to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it or the Arranger through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent, including any such costs, fees and expenses arising under or referenced in Section 2.10 or 11.4.

                (h) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                         (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

                         (ii) no Event of Default or Unmatured Event of Default exists or will result from the Credit Extension; and

                         (iii) no event or circumstance has occurred since December 26, 1994 that has resulted, or would reasonably be expected to result in a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of, the Acquired Businesses.

                (i) Security Agreement, etc. A security agreement, substantially in the form of Exhibit E (the "Security Agreement"), issued by the Company and the Parent, together with (a) evidence, satisfactory to the Agent, that all filings and recordings necessary to perfect the Lien granted to the Agent (for the benefit of itself and the Lenders) on any collateral granted under the Security Agreement have been duly made (or will be duly made contemporaneously with the initial Credit Extension on the Closing Date) and are in full force and effect (subject to such exceptions as the Agent and the Required Lenders may approve); (b) a trademark security agreement, substantially in the form of Exhibit F (each a "Trademark Security Agreement"), issued by the Company and the Parent, in each case to the extent applicable; and (c) a patent security agreement, substantially in the form of Exhibit R (each a "Patent Security Agreement"), issued by the Company and the Parent, in each case to the extent applicable.

                (j)      Guaranty.  The Guaranty executed by the Parent.

                (k) Pledge Agreements. A pledge agreement, substantially in the form of Exhibit H, issued by the Company (the "Company Pledge Agreement"), and a pledge agreement, substantially in the form of Exhibit I, issued by Parent (the "Parent Pledge Agreement"), together with, in the case of each Pledge Agreement, the stock certificates to be pledged thereunder and stock powers executed in blank.

                (l) Real Property. With respect to each parcel of real property owned by the Company or any Subsidiary (excluding Foreign Subsidiaries) or leased by the Company in Tempe, Arizona, a duly executed Mortgage providing for a fully perfected Lien, in favor of the Agent for the benefit of the Agent and the Lenders, in all right, title and interest of the Company to the real property subject to such Mortgage, superior in right to any Lien (other than Permitted Liens), existing or future, which the Company or any Subsidiary or any creditors thereof or purchasers therefrom, or any other Person, may have against such real property, together with:

                (i) an ALTA Form B (or other form acceptable to the Agent and the Required Lenders) mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Agent and the Required Lenders insuring (or undertaking to insure, in the case of a binder) that the Mortgage creates and constitutes a valid first mortgage Lien against such real property in favor of the Agent, subject only to exceptions acceptable to the Agent and the Required Lenders, with such endorsements and affirmative insurance as the Agent or the Required Lenders may reasonably request;

                (ii) copies of all documents of record concerning such parcel as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

                (iii) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, any Mortgage or any other Loan Document; and

                (iv) a survey certified to the Agent as complying with the 1992 ALTA/ACSM requirements for an urban survey and containing items 1, 2, 3, 4, 7, 8, 9, 10, 11, and 13 from Table A and such other matters as the Agent may reasonably request.

                (m) Landlord's Consents. With respect to the parcel of real property leased by the Company in Tempe, Arizona, a duly executed Landlord's Consent.

                (n) Purchase Agreement Assignment. The Purchase Agreement Assignment.

                (o) Purchase Agreements, and Other Documents. A copy, certified as true and correct by the Secretary or an Assistant Secretary of the Company, of each of (a) the Purchase Agreements (including all exhibits and schedules thereto), (b) the Securities Purchase Agreement (including all exhibits and schedules thereto), (c) the Shareholder Agreement, (d) the Transition Services Agreement and (e) the Tax Sharing Agreement.

                (p) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Lender may request.

        5.2 Other Conditions to Initial Loan or Letter of Credit. The obligation of each Lender to make its initial Credit Extension is, in addition to the conditions precedent specified in Sections 5.1 and 5.3, subject to the following conditions precedent:

                (a) Capitalization of the Company. The Agent shall have received evidence, reasonably satisfactory to the Agent, the Required Lenders and the Arranger, that the Company has received common equity investments from the Parent of not less than $35,000,000, on terms and conditions satisfactory to the Agent.

                (b) Capitalization of the Parent. The Agent shall have received evidence, reasonably satisfactory to the Agent, the Required Lenders and the Arranger, that the Parent has received investments from the Initial Parent Stockholders of not less than $35,000,000, which investment shall be in cash and shall be evidenced by at least $5,000,000 in common stock and $30,000,000 of Subordinated Notes.

                (c) Subordinated Notes. The Parent shall have issued the Subordinated Notes on terms and conditions satisfactory to the Agent.

                (d) Purchase. The Agent shall have received evidence, reasonably satisfactory to the Agent, that (i) the Purchase has been completed and (ii) the purchase price with respect thereto did not exceed $115,000,000 (subject to working capital adjustments set forth in Section 2.3 of the U.S. Purchase Agreement and Section 2.9 of the German Purchase Agreement) and (iii) transaction expenses with respect to Purchase (including the transaction costs associated with the financing contemplated hereby will not exceed $10,500,000).

        5.3 Conditions to All Credit Extensions. The obligation of each Lender to make any Loan to be made by it and the obligation of each Issuing Lender to Issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

                (a) Notice, Application. In the case of any Loan, the Agent shall have received a Notice of Borrowing; and in the case of any Issuance of any Letter of Credit, the applicable Issuing Lender and the Agent shall have received an L/C Application or L/C Amendment Application, as required under
Section 3.2.

                (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                (c) No Existing Default. No Event of Default or Unmatured Event of Default shall exist or shall result from such Borrowing or Issuance.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of such notice and as of the applicable Borrowing Date or

Issuance Date, that the conditions in this Section 5.3 are satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Lender that:

         6.1  Corporate Existence and Power. The Company and each of its
Subsidiaries:

              (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

              (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents;

              (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

              (d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (b)(i), (c) or (d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         6.2 Corporate Authorization; No Contravention. The execution and delivery by the Company of this Agreement and each other Loan Document to which it is a party, the Borrowings hereunder, the execution and delivery by each Guarantor of the Guaranty and each other Loan Document to which it is a party and the performance by each of the Company and each Guarantor of its obligations under each Loan Document to which it is a party (i) are within the corporate powers of the Company and each Guarantor, as applicable, (ii) have been duly authorized by all necessary corporate action on the part of the Company and each Guarantor (including any necessary shareholder action), and (iii) do not and will not:

              (a) contravene the terms of any of the Organization Documents of the Company or any Guarantor;

              (b) conflict with or result in a breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company, or any Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company, any Guarantor or any of their properties are subject; or

                  (c) violate any Requirement of Law.

              6.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, (i) the Company of this Agreement or any other Loan Document to which it is a party or (ii) any Guarantor with respect to the Guaranty or any other Loan Document to which it is a party.

              6.4 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; and with respect to each Guarantor, the Guaranty and each other Loan Document to which such Guarantor is a party constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to enforceability.

              6.5 Litigation. Except as specifically disclosed in Schedule 6.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any Subsidiary or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

              6.6 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.1(e).

              6.7 ERISA Compliance.

                  (a) Each Plan (other than a Multi-Employer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) Unfunded Pension Liabilities for all Pension Plans (other than Multi-Employer Plans) do not exceed the aggregate amount of $7,000,000 ; (ii) No ERISA Event has occurred or is reasonably expected to occur that has resulted or would reasonably be expected to result in an outstanding payment obligation of the Company in an aggregate amount in excess of $2,000,000 at any time; (iii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;
(iv) neither the Company nor any ERISA Affiliate has incurred and remains liable for, or reasonably expects to incur, any liability under Section 4243 of ERISA with respect to a Multi-Employer Plan in an aggregate amount in excess of $2,000,000; and (v) neither the Company nor any ERISA Affiliate has engaged in one or more transactions that could reasonably be subject to Section 4069 or 4212(c) or ERISA and result in an outstanding liability in excess of $2,000,000 at any time.

              6.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Sections
7.13 and 8.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

              6.9 Title to Properties. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all real property reasonably necessary or used in the ordinary conduct of its businesses, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

              6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

              6.11 Financial Condition. (a) The audited consolidated financial statements of the Acquired Businesses dated December 25 1994, and the unaudited consolidated financial statements of the Acquired Businesses dated August 31, 1995, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on such dates:

                         (i) were, in the case of the audited statements of ICI Composites, Inc., prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein;

                         (ii) were, in the case of the audited statements of Fiberite Europe GmbH, prepared in accordance with generally accepted accounting principles in Germany consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein;

                         (iii) were, in the case of the unaudited statements of each Acquired Business, prepared in accordance with the Sellers' internal policies consistently applied throughout the periods covered thereby;

                         (iv) fairly present the financial condition of the Acquired Businesses as of the dates thereof and results of operations for the periods covered thereby; and

                         (v) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Acquired Businesses as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                (b) The pro forma consolidated statements of income (i) for the year ended December 31, 1994 and (ii) for the eight months ended August 31, 1995, and a pro forma consolidated balance sheet at August 31, 1995, of the Company and its Subsidiaries (including the German operations), derived from the historical financial statements of the Acquired Businesses which

(i) for the year ended December 31, 1994 were audited by KPMG Peat Marwick LLP and (ii) for the eight months ended August 31, 1995 have been based upon the unaudited financial statements of the Acquired Businesses delivered to the Company by the Sellers, together with a report by Arthur Andersen LLP indicating that firm's performance of certain procedures to the pro forma consolidated financial statements.

                (c) The forecasted financial statements set forth in the Confidential Information Memorandum dated September 1995, which were delivered to each Lender, have been prepared by the Company and its Subsidiaries and represent, as of the date of this Agreement, the good faith estimate of the Company and its senior management of the most probable course of the business of the Company and its Subsidiaries. Such forecasted financial statements were prepared in good faith on the basis of information and assumptions that the Company and its senior management believed to be reasonable as of the date of the Confidential Information Memorandum, and such assumptions are reasonable as of the Closing Date (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized).

                (d) During the period from December 26, 1994 through the Closing Date, there has been no material adverse change in, or a material adverse effect upon, the operations, business, properties, conditions (financial or otherwise) or prospects of, the Acquired Businesses and since the Closing Date there has been no Material Adverse Effect.

        6.12 Environmental Matters. Except as specifically disclosed in Schedule 6.12, neither any non-compliance with any Environmental Laws, nor any liability under any Environmental Laws, nor all Environmental Claims, in each case as in effect on or prior to the Closing Date, on or with respect to the business, operations and properties of the Company would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

        6.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization

Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

        6.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.5, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

        6.16 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
6.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16.

        6.17 Insurance. Except as specifically disclosed in Schedule 6.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

        6.18 Solvency, etc. On the Closing Date (or, in the case of any Person which becomes a Guarantor after the Closing Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to the Issuance of each Letter of Credit and each Borrowing hereunder and the use of the proceeds thereof, (a) each of the Company's and each Guarantor's assets will exceed its liabilities and (b) each of the Company and each Guarantor will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

        6.19 Purchase, etc.

                (a) Concurrent with the initial Credit Extension, the Purchase has been consummated in accordance with the terms of the Purchase Agreements.

                (b) The Purchase complied in all material respects with all applicable legal requirements, and all necessary governmental, regulatory, shareholder and other consents and approvals required for the consummation of the Purchase were, prior to the consummation thereof, duly obtained and in full force and effect.

                (c) The execution and delivery of the Purchase Agreements, and the consummation of the Purchase did not violate any material statute or regulation of the United States or of any state or other applicable jurisdiction, or any material order, judgment or decree of any court or governmental body, or result in a breach of, or constitute a default under, any material agreement, indenture, order or decree affecting the Company or any of its respective Subsidiaries (including entities which will be Subsidiaries after giving effect to the Purchase.

                (d) All of the representations and warranties of the Company and, to the best of the Company's knowledge, Sellers contained in the Purchase Agreements are true and correct as of the date hereof.

                (e) All of the representations and warranties of the Company set forth in the Securities Purchase Agreement are true and correct as of the date hereof.

        6.20 Real Property. Set forth on Schedule 6.20 is a complete and accurate list, as of the date of this Agreement and after giving effect to the Purchase, of the address and legal description of any real property owned or leased by the Company or any Subsidiary, together with, in the case of leased property, the name and mailing address of the lessor of such property.

        6.21 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

        6.22 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made and none of the written statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents, considering each of the foregoing in the context in which it was made and together with all other representations, warranties and written statements theretofore furnished by the Company and its Subsidiaries to the Agent and the Lenders in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make such representation, warranty or written statement, in light of the circumstances under which it is made, not misleading as of the time when made or delivered; provided that the Company's representation and warranty as to any forecast, projection or other statement regarding future performance, future financial results or other future development is limited to the fact that such forecast, projection or statement was prepared in good faith on the basis of information and assumptions that the Company believed to be reasonable as of the date such material was provided (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized).


                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

        7.1 Financial Statements. The Company shall deliver to the Agent and each Lender, in form and detail satisfactory to the Required Lenders:

            (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("Independent Auditor"), which report (x) shall state that such consolidated financial statements present fairly the consolidated financial position of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

            (b) Promptly when available and in any event within 45 days after the end of each month, (i) balance sheets of the Company and each Subsidiary as of the end of such month, and the related statements of income, shareholders' equity and cash flow for such month and for the period beginning with the first day of the applicable fiscal year and ending on the last day of such month, including a comparison with the corresponding month and period of the previous fiscal year and a comparison with the budget for such month and for such period of the current fiscal year, together with a certificate of the chief executive officer, the chief financial officer or the comptroller of the Company that such statement fairly presents the financial condition and results of operations of the Company and its Subsidiaries (subject to normal year end adjustments and, during the period from the Closing Date through December 31, 1995, the effects of purchase accounting adjustments) and have been prepared in accordance with the management policies consistently applied and (ii) if such month is the end of a fiscal quarter, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, together with a certificate of the chief executive officer, the chief financial officer or the Comptroller of the Company that such statement fairly presents the financial condition and results of operations (subject to normal year end adjustments) of the Company and its Subsidiaries and have been prepared in accordance with GAAP consistently applied; and

            (c) As soon as available but not later than December 31, 1995 the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date (giving effect to the Purchase and other transactions contemplated to occur on such date) prepared by the Company in accordance with GAAP.

        7.2 Certificates; Other Information. The Company shall furnish to each
Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsection 7.1(a) and each set of quarterly statements referred to in subsection 7.1(b)(ii), a Compliance Certificate executed by a Responsible Officer;

            (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

            (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Lender, may from time to time reasonably request.

        7.3 Notices. Promptly upon a Responsible Officer obtaining knowledge thereof, the Company shall notify the Agent (and the Agent will promptly distribute such notice to the Lenders) of:

            (a) the occurrence of any Event of Default or Unmatured Event of Default;

            (b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

            (c) the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 30 days after such event, provided that the Company shall notify the Agent and each Lender not less than ten days before the occurrence of any event described in clause (ii) below), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                (i) an ERISA Event which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $500,000;

                (ii) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                (iii) an increase in the Unfunded Pension Liability in an aggregate amount of $2,000,000 or more of one or more Pension Plans (other than Multiemployer Plans) for a reason other than market fluctuation;

                (iv) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                (v) the adoption of any amendment to a Plan (other than a Multiemployer Plan) subject to Section 412 of the

         Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

            (d) any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; or

            (e) any event which will give rise to a prepayment pursuant to
Section 2.7.

            (f) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

            Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated.

       7.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

            (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except a subsidiary need not be in compliance with the foregoing to the extent such subsidiary is sold pursuant to Section 8.2 or merged or consolidated unto another Person pursuant to Section 8.3;

            (b) preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.3(ii) and assets permitted by Section 8.2;

            (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

            (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

       7.5 Maintenance of Property. The Company shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, other than obsolete, worn out or surplus equipment.

       7.6 Insurance. The Company shall, and shall cause each Subsidiary to, maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

       7.7 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

            (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; and

            (b) all lawful claims which, if unpaid, would by law become a Lien upon its property;

unless, in each case, the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

       7.8 Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

       7.9 Compliance with ERISA. The Company shall, and shall cause each of its Subsidiaries to maintain each Plan (other than a Multiemployer Plan) in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, including, without limitation, the making of contributions thereunder.

       7.10 Inspection of Property and Books and Records. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. Subject to the Defense Agreement, the Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Lender (a) to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants and (b) to inspect any of their inventory and equipment, to perform appraisals of any of their equipment, and to inspect, audit, check and make copies and/or extracts from the books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to inventory, accounts receivable, contract rights, general intangibles, equipment and any other collateral, or relating to any other transactions between the parties hereto; at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists, the Agent or any Lender may do any of the foregoing without advance notice. If an Event of Default exists any such inspection shall be at the Company's expense, otherwise only one such inspection per year (which the Agent or the Required Lenders shall designate as the inspection for which they will be reimbursed) will be at the Company's expense.

            7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

            7.12 Interest Rate Protection. The Company shall, not later than 180 days after the Closing Date, enter into one or more Permitted Swap Obligations, each with a term of at least two years, on an ISDA standard form with one or more Lenders or with counterparties reasonably acceptable to the Required Lenders which will ensure that the effective rate of interest (assuming no reductions in the Applicable Offshore Rate Margin or Applicable Base Rate Margin) payable by the Company with respect to not less than $37,500,000 of the principal amount of the Loans will not at any time during the duration of such Swap Obligations exceed 11% per annum.

            7.13 Use of Proceeds. The Company shall use the proceeds of the Loans (i) to finance the Purchase and (ii) for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

            7.14 Further Assurances. Promptly upon the request of the Agent, or the Required Lenders, the Company shall, and shall cause each Subsidiary to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreement, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or the Required Lenders as the case may be, may reasonably request from time to time in order (a) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents are secured by substantially all assets of the Company (provided, that unless otherwise reasonably required by the Required Lenders, the pledge of the common stock of a Foreign Subsidiary shall be limited to 65% of the outstanding common stock of such Subsidiary) and guaranteed, pursuant to the Guaranty, by the Parent and all Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary created or acquired after the date hereof) other than Foreign Subsidiaries unless otherwise reasonably required by the Required Lenders, (ii) the obligations of each Subsidiary under a Guaranty are secured by substantially all of the assets of such Subsidiary and
(iii) all of the capital stock of the Company is pledged to the Agent, for the benefit of itself and Lenders, by the Parent as security for the obligations of the Company hereunder and under the other Loan Documents, (b) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Agent and the Lenders under any Loan Documents or under any other document executed in connection therewith. Contemporaneously with the execution and delivery of any document referred to above, the Company shall, and shall cause each Subsidiary to, deliver all resolutions, opinions and corporate documents as the Agent or the Required Lenders may reasonably request to confirm the enforceability of such document and the perfection of the security interest created thereby, if applicable.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

        8.1 Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.1 securing Indebtedness outstanding on such date;

            (b) any Lien created under any Loan Document;

            (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.7, provided that no notice of lien has been filed or recorded under the Code;

            (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

            (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (f) Liens on property of the Company or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business; provided that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

            (g) Liens consisting of judgment or judicial attachment Liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $1,000,000 (excluding the amount of any Lien relating to judgments covered by insurance maintained with responsible insurance companies);

            (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

            (i) purchase money security interests on any property acquired by the Company or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof,
(ii) such Lien attaches solely to the property so acquired in such transaction,
(iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by all such purchase money security interests shall not at any time exceed $1,000,000;

            (j) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder; and

            (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution and (iii) the aggregate amount of all such deposits with all depository institutions which are not Lenders will not at any time exceed $100,000.

        8.2 Disposition of Assets. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

            (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

            (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

            (c) dispositions not otherwise permitted hereunder (including the disposition of all of the capital stock of any operating Subsidiary) which are made for fair market value; provided that (i) at the time of any disposition, no Event of Default or Unmatured Event of Default shall exist or will result from such disposition, and (ii) the proceeds thereof are applied as provided in
Section 2.7.

        8.3 Consolidations and Mergers. The Company shall not, and shall not permit any Subsidiary to, merge or consolidate with or into any other Person, except that (i) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation and (ii) any operating Subsidiary may merge or consolidate with any other Person; provided that at the time of any such merger or consolidation (A) no Event of Default or Unmatured Event of Default shall exist or result from such merger or consolidation and (B) the proceeds thereof are applied as provided in Section 2.7.

        8.4 Loans and Investments. The Company shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or other obligations or securities of, or any interest in, any other Person, or make or commit to make any Acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any other Person, except for:

            (a) investments in Cash Equivalent Investments;

            (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (c) investments by the Company in its Subsidiaries or by any Subsidiary in any other Subsidiary, in the form of contributions to capital or loans or advances; provided that, immediately before and after giving effect to such investment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing and the aggregate amount invested in Foreign Subsidiaries after the Closing Date shall not exceed $3,000,000;

            (d) loans or advances made by any Subsidiary to the Company;

            (e) loans and advances to employees in the ordinary course of business (such as travel advances) in an aggregate amount not at any time exceeding $500,000;

            (f) investments by the Company and its Subsidiaries in Joint Ventures in the form of contributions of capital, loans, advances or Contingent Obligations; provided, that, immediately before and giving effect to such investment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, including, without limitation pursuant to Section 8.9;

            (g) investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations; and

            (h) other investments in an aggregate amount not exceeding $500,000 during the term of this Agreement; provided, however, that for purposes of determining the aggregate amount of investments hereunder, (x) any payment of interest, return of principal or return of equity received in cash on any investment made hereunder and (y) the fair market value of any other property received in exchange for any investment made hereunder, shall be deducted and; provided, further, no such investment shall be made in a Foreign Subsidiary.

        8.5 Limitation on Indebtedness. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement;

            (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.8;

            (c) Indebtedness existing on the Closing Date and set forth in
Schedule 8.5;

            (d) Indebtedness of Subsidiaries to the Company or other Subsidiaries; provided, that the aggregate amount of all such Indebtedness of Foreign Subsidiaries and other investments by the Company and its Subsidiaries in Foreign Subsidiaries shall not exceed $3,000,000;

            (e) Indebtedness secured by Liens permitted by subsection 8.1(i);

            (f) Indebtedness incurred in connection with leases permitted pursuant to Section 8.10;

            (g) Indebtedness of Fiberite Europe GmbH for working capital purposes, in an aggregate amount not at any time exceeding $5,000,000; and

            (h) other Indebtedness in an aggregate amount not at any time exceeding $1,000,000; provided, that such Indebtedness shall not be incurred by a Foreign Subsidiary.

It is understood that any Indebtedness borrowed in a foreign currency shall continue to be permitted under this Section, notwithstanding any fluctuation in the Dollar Amount of such Indebtedness, as long as the outstanding principal balance of such Indebtedness (denominated in its original currency) does not exceed the maximum amount of such Indebtedness (denominated in such currency) permitted to be outstanding on the date such Indebtedness was incurred.

        8.6 Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than a Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate of the Company; provided that so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company (i) may make regularly scheduled payments of management fees pursuant to the Shareholder Agreement as in effect on the date hereof, (ii) may make any payments permitted by Section
8.16 and (iii) may pay DLJMB for investment banking services as contemplated by
Section 7.4 of the Shareholder Agreement.

        8.7 Use of Proceeds. The Company shall not, and shall not permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

        8.8 Contingent Obligations. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligation except:

            (a) endorsements for collection or deposit in the ordinary course of business;

            (b) Permitted Swap Obligations;

            (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.8;

            (d) Contingent Obligations arising under the Loan Documents; and

            (e) Contingent Obligations with respect to Joint Ventures to the extent permitted by Section 8.9.

        8.9 Joint Ventures. The Company shall not, and shall not permit any Subsidiary to, enter into any Joint Venture, except that the Company or any Subsidiary may enter into any Joint Venture so long as the aggregate amount invested by the Company and its Subsidiaries in all Joint Ventures in any form (including without limitation by capital contribution, incurrence of Indebtedness by any such Joint Venture to the Company or any Subsidiary or the incurrence of Contingent Obligations by the Company or any Subsidiary with respect to any such Joint Venture), during the term of this Agreement does not exceed $5,000,000; provided, however, that for purposes of determining the aggregate amount invested in Joint Ventures hereunder, (x) any return of principal or equity received in cash on any amount invested hereunder and (y) the fair market value of any other property received in exchange for any amount invested hereunder, shall be deducted.

       8.10 Lease Obligations. The Company shall not, and shall not permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

            (a) leases of the Company and its Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

             (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business; and

             (c) capital leases entered into by the Company to finance the acquisition of equipment; provided that no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the incurrence of the obligations of the Company contemplated thereby.

        8.11 Minimum Fixed Charge Coverage. The Company will not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the ratio set forth below opposite the period in which such Computation Period ends:

                   Period                     Ratio
                   ------                     -----
March 31, 1996 through September 30, 1997     1.00 to 1
December 31, 1997 through September 30, 1998  1.05 to 1
December 31, 1998 through September 30, 1999  1.10 to 1
Thereafter                                    1.15 to 1

        8.12 Minimum Interest Coverage. The Company will not permit the Interest Coverage Ratio for any Computation Period to be less than the ratio set forth below opposite the period in which such Computation Period ends:

                   Period                     Ratio
                   ------                     -----
March 31, 1996 and June 30, 1996              2.25 to 1
September 30, 1996 and December 31, 1996      2.50 to 1
March 31, 1997 through September 30, 1997     2.75 to 1
December 31, 1997 through September 30, 1998  3.00 to 1
December 31, 1998 through September 30, 1999  3.50 to 1
Thereafter                                    4.00 to 1

        8.13 Maximum Leverage. The Company will not permit the Leverage Ratio at any time to exceed the following ratios during the following periods:

                   Period                     Ratio
                   ------                     -----
June 30, 1996 through December 30, 1996       4.00 to 1
December 31, 1996 through March 30, 1997      3.75 to 1
March 31, 1997 through September 30, 1997     3.50 to 1
December 31, 1997 through September 30, 1998  3.25 to 1
December 31, 1998 through September 30, 1999  2.75 to 1
December 31, 1999 through September 30, 2000  2.25 to 1
Thereafter                                    2.00 to 1

        8.14 Minimum Net Worth. The Company will not permit its Net Worth at any time to be less than the following amounts during the following periods:

        Fiscal Year                        Amount
        -----------                        ------
January 1, 1996 through December 31, 1996  $30,000,000
January 1, 1997 through December 31, 1997  $35,000,000
January 1, 1998 through December 31, 1998  $40,000,000
January 1, 1999 through December 31, 1999  $45,000,000
January 1, 2000 through December 31, 2000  $50,000,000
January 1, 2001 through December 31, 2001  $60,000,000

        8.15 Maximum Capital Expenditures. The Company will not permit the aggregate amount of all Capital Expenditures (other than MIS Expenditures) made by the Company and its Subsidiaries for any fiscal year, to exceed the amount set forth below opposite such fiscal year:

        Fiscal Year                        Amount
        -----------                        ------
        1996                               $5,000,000
        1997                               $5,000,000
        1998                               $6,000,000
        1999                               $6,000,000
        2000                               $6,000,000
        2001                               $6,000,000

        8.16 Restricted Payments. The Company shall not, and shall not permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except that:

             (a) any Subsidiary may declare and pay dividends to the Company;

             (b) the Company may declare and make dividend payments or other distributions payable in its common stock;

             (c) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or will result therefrom, the Company may make payments to the Parent to enable Parent to repurchase or redeem common stock pursuant to Article 4 of the Shareholder Agreement in effect on the date hereof;

             (d) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or will result therefrom, the Company may make payments to the Parent to the extent of reasonable out-of-pocket expenses incurred by the Parent specifically related to the Company or the Parent's ownership of the Company (including, without limitation, accounting fees relating to the financial statements of the Company or the Parent, directors fees, and legal expenses relating to the ownership of the Company); and

             (e) so long as no Event of Default has occurred and is continuing or will result therefrom, the Company may make payments to the Parent as contemplated by the Tax Sharing Agreement.

        8.17 ERISA. The Company shall not, and shall not permit any of its Subsidiaries to: (a) engage in prohibited transactions or violations of the fiduciary responsibility rules with respect to one or more Plans which have resulted or would reasonably be expected to result in liability of the Company in an aggregate amount in excess of $2,000,000 at any time; or (b) engage in transactions that could be subject to Section 4069 or 4212(c) of ERISA and which has resulted or would reasonably be expected to result in an outstanding liability of the Company in an aggregate amount in excess of $2,000,000 at any time.

        8.18 Change in Business. The Company shall not, and shall not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

        8.19 Amendments to Certain Documents. The Company shall not make or agree to any amendment to or modification of, or waive any of its rights under, any of the terms of (a) the Purchase Agreements, (b) the Shareholder Agreement or (c) the Transition Services Agreements in a manner materially adverse to the Lenders.

        8.20 Accounting Changes. The Company shall not, and shall not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

        9.1 Event of Default. Any of the following shall constitute an "Event of Default":

             (a) Non-Payment. The Company fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or, (ii) within one Business Day after the same becomes due, any amount of interest or (iii) within five Business Days after the same becomes due, any fees or other amounts payable hereunder or under any other Loan Document.

             (b) Representation or Warranty. Any representation or warranty by the Company, the Parent or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, the Parent, any Subsidiary or any Responsible Officer furnished at any time under this Agreement or any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

            (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.3 or Article VIII.

            (d) Other Defaults. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Lender.

            (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise but subject to any applicable grace period); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable, or cash collateral in respect thereof to be demanded or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $1,000,000.

            (f) Insolvency; Voluntary Proceedings. The Company, the Parent or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, the Parent or any Subsidiary, or any writ, judgment, warrant of attachment, warrant of execution or similar process is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, warrant of execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, the Parent or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company, the Parent or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

            (h) ERISA. (i) one or more ERISA Events shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in an outstanding liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,000,000 at any time; (ii) a contribution failure shall have occurred with respect to a Pension Plan sufficient to give rise to a Lien under
Section 302(f) of ERISA; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, one or more installment payments with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which results in an aggregate withdrawal liability in excess of $2,000,000 at any time.

            (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain undischarged, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof.

            (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

            (k) Change of Control. Any Change of Control occurs.


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
            (l) Guarantor Defaults. The Guaranty shall cease to be in full force and effect with respect to any Guarantor (other than as expressly permitted hereunder), any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Guaranty, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Guarantor.

            (m) Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect with respect to the Company or any Guarantor (other than as expressly permitted hereunder), the Company or any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document, or the Company or any Guarantor (or any Person by, through or on behalf of the Company or any Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

        9.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Lenders do any or all of the following:

            (a) declare the commitment of each Lender to make Loans and any obligation of each Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligations shall be terminated;

            (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letter of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

            (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any Event of Default specified in subsection 9.1(f) or (g), the obligation of each Lender to make Loans and the obligation of each Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, any Issuing Lender or any other Lender.

        9.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                    ARTICLE X

                                    THE AGENT

        10.1 Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

             (b) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Lenders to act for such Issuing Lender with respect thereto; provided, however, that each Issuing Lender shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the applications and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included such Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Lender.

        10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.


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
        10.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

        10.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

             (b) For purposes of determining compliance with the conditions specified in Sections 5.1 and 5.2, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

            10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

            10.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

            10.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

            10.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA and any Affiliate thereof shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Agent.

            10.9 Successor Agent. The Agent may, and at the request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint, with the consent of the Company which shall not be unreasonably withheld, from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Required Lenders unless BofA and any Affiliate thereof acting as an Issuing Lender hereunder shall also simultaneously be replaced as an Issuing Lender pursuant to documentation in form and substance reasonably satisfactory to BofA (and, if applicable, such Affiliate).

            10.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender shall deliver to the Agent and the Company:

                    (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                    (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                    (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent and the Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent and the Company will treat such Lender's IRS Form 1001 as no longer valid.

            (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent and the Company sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent or the Company may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not timely delivered to the Agent and the Company, then the Agent or the Company may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent or the Company did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent and the Company fully for all amounts paid, directly or indirectly, by the Agent or the Company as Tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to the Agent or the Company under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

      10.11     Collateral Matters.

            (a) The Agent is authorized on behalf of all the Lenders; without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral granted pursuant to the Collateral Documents.

            (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any collateral (i) upon termination of the Commitments and payment in full of all Loans and all other obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter;
(iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b).

            (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any Subsidiary) that any security interest in real property collateral received by a Lender in connection with the extension of any loan or financial commitment between such Lender and the Company or any of its Affiliates and not related to the transactions contemplated hereby shall not constitute collateral for the Company's obligations under this Agreement or any other Loan Document.


                                   ARTICLE XI

                                  MISCELLANEOUS

       11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

            (a) no such waiver, amendment or consent shall, unless in writing and signed by all Lenders and the Company and acknowledged by the Agent, do any of the following:

                (i) increase or extend any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2);

                (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal (including any mandatory prepayment to Section 2.7), interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                (iii) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (e) below) reduce any fees payable hereunder or under any other Loan Document;

                (iv) change the aggregate percentage of the Total Percentage which is required for the Lenders or any of them to take any action hereunder; or

                (v) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Lenders;

            (b) after the making of the Term Loans, Section 2.3, 2.4, 2.5, 2.6 (as it relates to an optional prepayment of Revolving Loans), 2.8(c) or Article III may be amended, or the rights or privileges thereunder waived, with the written consent of the Required Revolving Lenders, the Company and the acknowledgment of the Agent;

            (c) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of any Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it;

            (d) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document; and

            (e) the Fee Letter may be amended, or rights or privileges thereunder waived, in writing executed by the parties thereto.

       11.2 Notices. (a) All notices, requests and other communications hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on
Schedule 11.2; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail; except that notices to the Agent pursuant to Article II, III or X shall not be effective until actually received by the Agent, and notices pursuant to Article III to any Issuing Lender shall not be effective until actually received by such Issuing Lender at the address specified for such "Issuing Lender" on Schedule 11.2.

            (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure of the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

       11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

       11.4 Costs and Expenses.  The Company shall:

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent and the Arranger within five Business Days after demand (subject to subsection 5.1(g)) for all costs and expenses incurred by the Agent and the Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Agent and the Arranger with respect thereto; and

            (b) pay or reimburse the Agent and each Lender within five Business Days after demand (subject to subsection 5.1(g)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any right or remedy under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

            11.5 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including, at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

            11.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee or receiver, or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

            11.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

       11.8 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent and each Issuing Lender, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or any Issuing Lender shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any part of all, of the Loans, the Revolving Commitment, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or, if less, all of such Lender's remaining rights and obligations hereunder); provided, however, that the Company, the Agent and the Issuing Lenders may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee shall have been given to the Company and the Agent by such Lender and the Assignee; (ii) such Lender and the Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit Q ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or the Assignee has paid to the Agent a processing fee in the amount of $3,500.

            (b) From and after the date that the Agent notifies the assignor Lender that it has provided its consent, and received the consents of the Issuing Lenders and (if applicable) the Company, with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

            (c) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loan, the Revolving Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,

(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Lenders and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3 and 11.5 as though it were also a Lender hereunder (provided, with respect to Sections 4.1 and 4.3, the Company shall not be required to pay any amount which it would not have been required to pay if no participating interest had been sold), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, the Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

            (d) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

       11.9 Confidentiality. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or any Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or
(ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and
(I) to its Affiliates.

            11.10 Set-off. In addition to any right or remedy of the Lenders provided by law, if an Event of Default exists, or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

            11.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, agency fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent or any Issuing Lender under the Loan Documents, the Company hereby irrevocably authorizes BofA (and, if requested by BofA, BAI) to debit any deposit account of the Company with BofA or BAI in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense; provided that the Company may issue instructions that override such authorization on a per transaction basis and that with respect to any fee, cost or expense (other than a commitment fee, arrangement fee, agency fee or letter of credit fee) the Agent or any Issuing Lender shall not debit any deposit account of the Company for such fee, cost or expense unless the Agent or Issuing Lender has given the Company prior notice of its intention to so debit such deposit account. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

            11.12 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

            11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.

            11.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

            11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

            11.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

            11.17 Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            11.18 Subsidiary References. The provisions of this Agreement relating to Subsidiaries of the Company shall apply only at such times as the Company has one or more Subsidiaries; and the provisions of this Agreement regarding consolidated financial statements and covenants shall apply only at such times as the Company has one or more consolidated Subsidiaries.

            11.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                        FIBERITE, INC.


                                        By: /s/ David L. Canedo
                                           -------------------------------------
                                        Title: Chief Financial Officer
                                              ----------------------------------


                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,
                                        as Agent


                                        By: /s/ Mary-Claire Carter
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        BANK OF AMERICA ILLINOIS, as an
                                        Issuing Lender


                                        By: /s/ John A. Orecchio
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        BANK OF AMERICA ILLINOIS, as a
                                        Lender


                                        By: /s/ John A. Orecchio
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        DRESDNER BANK AG, LOS ANGELES AGENCY
                                        AND GRAND CAYMAN BRANCH


                                        By: /s/ Jon M. Bland
                                           -------------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------


                                        By: /s/ Dennis G. Blank
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ John A. Quick
                                           -------------------------------------
                                        Title: Senior Relationship Manager
                                              ----------------------------------


                                        BANQUE PARIBAS


                                        By: /s/ Albert A. Young, Jr.
                                           -------------------------------------
                                        Title: Senior Credit Officer
                                              ----------------------------------


                                        By: /s/ Gerald E. O'Keefe
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        DEUTSCHE BANK AG, NEW YORK AND/OR
                                        CAYMAN ISLANDS BRANCHES


                                        By: /s/ J. Tracy Mehr
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------



                                        By: /s/ Robert M. Wood, Jr.
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        THE NIPPON CREDIT BANK, LTD., LOS
                                        ANGELES AGENCY


                                        By: /s/ Shinsuke Baba
                                           -------------------------------------
                                        Title: Deputy General Manager
                                              ----------------------------------


                                        SENIOR DEBT PORTFOLIO


                                        By: Boston Management and Research,
                                            as Investment Advisor


                                        By: /s/ Jeffrey S. Garner
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        PILGRIM PRIME RATE TRUST


                                        By: /s/ Kathleen Lenarcic
                                           -------------------------------------
                                        Title: Assistant Portfolio Manager
                                              ----------------------------------


                                        VAN KAMPEN MERRIT PRIME RATE INCOME
                                        TRUST


                                        By: /s/ Jeffrey W. Maillet
                                           -------------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------

                                FIRST AMENDMENT

        THIS FIRST AMENDMENT dated as of October 30, 1995 (this "Amendment") is to the Credit Agreement (the "Credit Agreement") dated as of October 6, 1995 among FIBERITE, INC. (the "Company"), various financial institutions and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent"). Unless otherwise defined herein as defined in the Credit Agreement.

        WHEREAS, the Company, the Agent and Bank of America Illinois have entered into the Credit Agreement; and

        WHEREAS, the parties hereto desire to amend the Credit Agreement to (a) add The Bank of Nova Scotia, Banque Paribas, Deutsche Bank AG, New York and/or Cayman Islands Branches, Dresdner Bank AG, Los Angeles Agency and Grand Cayman Branch, The Nippon Credit Bank Ltd., Los Angeles Agency, Pilgrim Prime Rate Trust, Senior Debt Portfolio and Van Kampen Merritt Prime Rate Income Trust (collectively the "New Lenders") as "Lenders" thereunder and (b) make certain other changes as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

        SECTION 1 AMENDMENT. Effective on (and subject to the occurrence of) the First Amendment Effective Date (as defined below), the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.17 below.

        1.1 Eligible Assignee. The definition of "Eligible Assignee" set forth in Section 1.1 is amended by (a) deleting the word "and" immediately prior to clause (iii) thereof; and (b) adding a semi-colon and the following language before the period at the end thereof: "and (iv) an insurance company, pension fund, mutual fund, commercial finance company or similar financial institution having a net worth of at least $50,000,000."

        1.2 Excess Cash Flow. Subsection (b) of the definition of "Excess Cash Flow" is amended by (a) deleting the language "Section 2.7 or" in the second line of clause (i) thereof; and (b) deleting the words "Capital Expenditures for such period" in clause (iii) thereof and substituting the following words therefor: "Cash payments made in such period with respect to Capital Expenditures".

        1.3 Security Agreement. The definition of "Security Agreement" is amended by deleting the term "5.1(g)" therein and substituting the term "5.1(i)" therefor.

        1.4 Section 2.1(a). Section 2.1(a) is amended by deleting the amount "$50,000,000" therein and substituting the amount "$40,000,000" therefor.

        1.5 Section 2.1(b). Section 2.1(b) is amended by deleting the amount "$25,000,000" therein and substituting the amount "$35,000,000" therefor.

        1.6 Section 2.7. Section 2.7 is amended by deleting the last paragraph of such Section in its entirety and inserting in lieu thereof the following:

        "All prepayments of Term Loans pursuant to this Section 2.7 shall be applied to the remaining installments thereof pro rata; provided that if any Lender holding Term B Loans so requests, by notice to the Agent not later than five Business Days prior to the date upon which such prepayment is due, the portion of any prepayment which would have been applied to such Lender's Term B Loans shall be applied pro rata to the remaining installments of the Term A Loans of all Lenders (it being understood that if the Term A Lenders incur additional funding losses pursuant to Section 4.4 as a result of the reallocation of such prepayment, the Company shall only be responsible for the portion of such additional funding losses which would have been incurred by such Term B Lender if such payment had been applied to such Lender's Term B Loans)."

        1.7 Section 2.8(a). The amortization schedule set forth in Section 2.8(a) is amended to read as follows:


                Period                                    Amount
                ------                                    ------

March 31, 1996 through December 31, 1997                $1,600,000
January 1, 1998 through December 31, 1998                2,000,000
January 1, 1999 through December 31, 2000                2,400,000

        1.8 Section 2.8(b). The amortization schedule set forth in Section 2.8(b) is amended to read as follows:


                Period                                    Amount
                ------                                    ------

March 31, 1996 through December 31, 1999                $  125,000
January 1, 2000 through December 31, 2000                  250,000
January 1, 2001 through December 31, 2001                8,000,000

        1.9 Section 4.7. Section 4.7 is amended by deleting the words "its best" in the fifth line thereof and substituting the word "reasonable" therefor.

        1.10 Section 5.1(k). Section 5.1(k) is amended by deleting the word "each" in the fifth line thereof and substituting the words "the Parent" therefor.

        1.11 Section 8.19. Section 8.19 is amended by (a) substituting a comma for the word "or" after the words "the Shareholder Agreement" in the fourth line thereof; and (b) adding the following language after the words "Services Agreements" in the fifth line thereof: "or (d) the Tax Sharing Agreement".

        1.12 Section 10.11(b). Section 10.11(b) is amended by adding the language ", if required by Section 11.1(a)(v)," immediately after the words "Lenders or" in clause (vi) thereof.

        1.13 Section 11.1(a). Section 11.1(a) is amended by (a) deleting the word "or" immediately after clause (iv) thereof; and (b) deleting clause (v) thereof and substituting the following therefor:

                (v) release the Guaranty or release all or a substantial part of the Collateral; or

                (vi) amend or waive any provision of this Section, Section 2.7 or Section 2.14, or any other provision herein providing for consent or other action by all Lenders.

        1.14 Section 11.1(b). Section 11.1(b) is amended by (a) adding the following parenthetical after the reference to Section 2.4 on the second line thereof: "(as it relates to conversions and continuations of Revolving Loans)";
(b) deleting the comma after the language "Revolving Loans)" in the third line thereof and substituting the word "or" therefor; and (c) inserting the following parenthetical after the words "Required Revolving Lenders" on the fifth line thereof: "(or, in the case of Section 2.8(c), all of the Revolving Lenders)".

        1.15 Section 11.8(a). Section 11.8(a) is amended by (a) adding the words "with the written consents of" after the word "and" (and before the words "the Agent") in the third line thereof; and (b) deleting the language "an Eligible Assignee that is an Affiliate of such Lender)" in the eighth and ninth lines thereof and substituting the following language therefor: "a Person described in clause (iii) of the definition of Eligible Assignee)".

        1.16 Schedule 1.1. Schedule 1.1 is amended in its entirety by substituting the Schedule 1.1 attached hereto therefor.

        1.17 Schedule 11.2. Schedule 11.2 is amended in its entirety by substituting the Schedule 11.2 attached hereto therefor.

        SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that (a) the representations and warranties made in Article VI of the Credit Agreement are true and correct on and as of the First Amendment Effective Date with the same effect as if made on and as of the First Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Closing Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the New Notes (as defined below) and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") and the New Notes (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or of any indenture, loan agreement or other contract, order or decree which is binding upon the Company; and (e) each of the Amended Credit Agreement and each New Note is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited to by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        SECTION 3 EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective, as of the day and year first above written, on such date (the "First Amendment Effective Date") when the Agent shall have received,
(a) a counterpart of this Amendment executed by each of the parties hereto
(or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the Agent:

        3.1 Notes. New Notes, substantially in the form of Exhibit D to the Credit Agreement, payable to the order of each of the Lenders (collectively, the "New Notes").

        3.2 Confirmation. A confirmation from the Parent, substantially in the form of Exhibit A hereto.

        3.3 Opinion. An opinion of Cahill, Gordon & Reindel, substantially in the form of Exhibit B hereto.

        3.4 Other Documents. Such other documents as the Agent or any Lender may reasonably request in connection with the Company's authorization, execution and delivery of this Amendment and the New Notes.

        SECTION 4 ADDITION OF LENDERS. On the First Amendment Effective Date, each New Lender shall become a "Lender" under and for all purposes of the Credit Agreement, shall be bound by the Credit Agreement, and shall be entitled to the benefits of the Credit Agreement and each other Loan Document, and each Lender (including Bank of America Illinois) shall have a Total Percentage, a Revolving Commitment, a Revolving Percentage, a Term A Loan, a Term A Percentage, a Term B Loan and a Term B Percentage in the respective amounts and percentages set forth on Schedule 1.1 hereto. To facilitate the foregoing, each New Lender agrees that on the First Amendment Effective Date and after giving effect to the changes contemplated herein, it will remit to the Agent funds in an amount equal to its Revolving Percentage of all outstanding Revolving Loans plus its Term A Percentage of all outstanding Term A Loans plus its Term B Percentage of all outstanding Term B Loans, and the Agent agrees to immediately remit all of such funds received from each New Lender to Bank of America Illinois. Each New Lender agrees that all interest and fees accrued under the Credit Agreement prior to the First Amendment Effective Date are the property of Bank of America Illinois. By their signatures below (a) the Company confirms that the amounts of the Revolving Commitment, the Term A Loans and the Term B Loans set forth on
Schedule 1.1 are true and correct and (b) Bank of America Illinois confirms that it has not sold or otherwise encumbered its rights under the Credit Agreement or its interest in any Loans prior to the syndication thereof pursuant to this Amendment.

        SECTION 5 MISCELLANEOUS.

        5.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the First Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

        5.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

        5.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution and delivery of this Amendment.

        5.4 Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

        5.5 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

        Delivered at New York, New York, as of the day and year first above written.

                                FIBERITE, INC.


                                By  /s/ James E. Ashton
                                  -------------------------------------

                                  Title  Chief Executive Officer
                                       --------------------------------


                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, as Agent


                                By  /s/
                                  -------------------------------------

                                  Title  Vice President
                                       --------------------------------


                                BANK OF AMERICA ILLINOIS


                                By  /s/
                                  -------------------------------------

                                  Title  Vice President
                                       --------------------------------



                                DRESDNER BANK AG, LOS ANGELES AGENCY
                                AND GRAND CAYMAN BRANCH

                                By  /s/ Jon M. Bland
                                  -------------------------------------

                                  Title  Senior Vice President
                                       --------------------------------


                                By  /s/ Dennis G. Blank
                                  -------------------------------------

                                  Title  Vice President
                                       --------------------------------

                                THE BANK OF NOVA SCOTIA


                                By /s/
                                   ------------------------------------
                                   Title
                                         ------------------------------


                                BANQUE PARIBAS


                                By /s/
                                   ------------------------------------
                                   Title Senior Credit Officer
                                         ------------------------------


                                By /s/
                                   ------------------------------------
                                   Title
                                         ------------------------------



                                DEUTSCHE BANK AG, NEW YORK AND/OR
                                CAYMAN ISLANDS BRANCHES

                                By /s/ J. Tracy Mehr
                                   -----------------------------------
                                       J. Tracy Mehr

                                   Title Vice President
                                         -----------------------------


                                By /s/ Robert M. Wood, Jr.
                                   ------------------------------------
                                       Robert M. Wood, Jr.

                                  Title Vice President
                                         ------------------------------

                                THE NIPPON CREDIT BANK, LTD., LOS
                                  ANGELES AGENCY


                                By  /s/
                                  ---------------------------------------
                                  Title
                                       ----------------------------------


                                SENIOR DEBT PORTFOLIO

                                By: Boston Management and Research,
                                    as Investment Advisor

                                By  /s/
                                  ---------------------------------------
                                  Title  Vice President
                                       ----------------------------------


                                PILGRIM PRIME RATE TRUST

                                By  /s/
                                  ---------------------------------------
                                  Title  Assistant Portfolio Manager
                                       ----------------------------------


                                VAN KAMPEN MERRITT PRIME RATE
                                  INCOME TRUST


                                By      Jeffrey W. Maillet
                                  ---------------------------------------
                                  Title  Sr. Vice Pres.-Portfolio Manager
                                       ----------------------------------

                                  SCHEDULE 1.1

                          COMMITMENTS AND PERCENTAGES

                          Total        Revolving        Revolving        Term A           Term A       Term B          Term B
Name of Lender          Percentage     Commitment       Percentage        Loan          Percentage      Loan         Percentage
--------------          ----------     ----------       ----------       -------        ----------     -------       ----------
Bank of America         20.00000000%  $ 5,769,230.76   23.07692304%  $ 9,230,769.24   23.07692310%   $ 5,000,000.00   14.28571429%
Illinois

Deutsche Bank AG,       10.00000000%  $ 3,846,153.85   15.38461540%  $ 6,153,846.15   15.38461538%   $         0.00    0.00000000%
New York and/or
Cayman Islands
Branchas

The Bank of Nova        10.00000000%  $ 3,846,153.85   15.38461540%  $ 6,153,846.15   15.38461538%   $         0.00    0.00000000%
Scotia

Banque Paribas          10.00000000%  $ 2,884,615.38   11.53846152%  $ 4,615,384.62   11.53846155%   $ 2,500,000.00    7.14285714%

Dresdner Bank AG, Los   12.50000000%  $ 4,807,692.31   19.23076924%  $ 7,692,307.69   19.23076923%   $         0.00    0.00000000%
Angeles Agency and
Grand Cayman Branch

The Nippon Credit       10.00000000%  $ 3,846,153.85   15.38461540%  $ 6,153,846.15   15.38461538%   $         0.00    0.00000000%
Bank, Ltd., Los
Angeles Agency

Senior Debt              9.50000000%  $         0.00    0.00000000%  $         0.00    0.00000000%   $ 9,500,000.00   27.14285714%
Portfolio

Pilgrim Prime Rate       9.00000000%  $         0.00    0.00000000%  $         0.00    0.00000000%   $ 9,000,000.00   25.71428571%
Trust

Van Kampen Merritt       9.00000000%  $         0.00    0.00000000%  $         0.00    0.00000000%   $ 9,000,000.00   25.71428571%
Prime Rate Income
Trust
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                 100.00000000%  $25,000,000.00  100.00000000%  $40,000,000.00  100,00000000%   $35,000,000.00  100,00000000%

                                 SCHEDULE 11.2


                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
 as Agent


Bank of America National Trust
and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention: Mary-Claire Carter
Telephone: (415) 622-4956
Facsimile: (415) 622-4894


BANK OF AMERICA ILLINOIS,
        as a Lender

Domestic and Offshore Lending Office:
Chicago, Illinois 60697

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois 60697
Attention: John Orecchio
Telephone: (312) 828-9055
Facsimile: (312) 828-3864


BANK OF AMERICA, ILLINOIS,
        as Issuing Lender

Address for Notices:

231 South LaSalle Street
Chicago, Illinois 60697

DRESDNER BANK AG, LOS ANGELES AGENCY AND GRAND CAYMAN BRANCH, as a Lender

Dresdner Bank
725 South Figueroa
Suite 3950
Los Angeles, CA 90017
Attention:  Sid Jordan
Telephone:  (213) 489-5820
Facsimile:  (213) 627-3819


THE BANK OF NOVA SCOTIA,
   as a Lender

The Bank of Nova Scotia
101 California Street
48th Floor
San Francisco, CA 94111
Attention:  John Quick
Telephone:  (415) 986-1100
Facsimile:  (415) 397-0791

BANQUE PARIBAS,
   as a Lender

Banque Paribas
227 West Monroe Street
Suite 3300
Chicago, IL 60606
Attention:  Jerry O'Keefe
Telephone:  (312) 853-6007
Facsimile:  (312) 853-6020


DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES, as a Lender

Deutsche Bank AG, New York Branch
31 W. 52nd Street
24th Floor
New York, NY 10019
Attention:  Mr. J. Tracy Mehr
Telephone:  (212) 474-8216
Facsimile:  (212) 474-8212

THE NIPPON CREDIT BANK, LTD., LOS ANGELES AGENCY, as a Lender

The Nippon Credit Bank, Ltd., Los Angeles Agency
550 S. Hope Street
Suite 2500
Los Angeles, CA 90071
Attention:  Robert P. Combs
Telephone:  (213) 243-5702
Facsimile:  (213) 892-0111


SENIOR DEBT PORTFOLIO,
        as a Lender

Senior Debt Portfolio
c/o Boston Management and Research
24 Federal Street
6th Floor
Boston, MA 02110
Attention:  Jane Nelson
Telephone:  (617) 654-8404
Facsimile:  (617) 695-9594


PILGRIM PRIME RATE TRUST,
        as a Lender

Pilgrim America
Two Renaissance Square
40 N. Central Avenue
Suite 1200
Phoenix, AZ 85004-4424
Attention:  Kathleen Lenarcic
Telephone:  (602) 417-8254
Facsimile:  (602) 417-8327


VAN KAMPEN MERRITT PRIME RATE INCOME TRUST, as a Lender

Van Kampen American Capital
One Parkview Plaza
Oakbrook Terrace, IL 60181
Attention:  Jeffrey Maillet
Telephone:  (708) 684-6438
Facsimile:  (708) 684-6740

FIBERITE, INC.

Fiberite, Inc.
2055 East Technology Circle
Tempe, Arizona 85284
Attention:  Chief Financial Officer
Telephone:  (602) 730-2000
Facsimile:  (602) 730-2097

with a copy to:

Fiberite Holdings, Inc.
c/o DLJ Merchant Banking, Inc.
140 Broadway
New York, New York 10005
Attention:  Thomas Dean
Telephone:  (212) 504-4460
Facsimile:  (602) 504-2779

                                   EXHIBIT A

                                  CONFIRMATION

                          Dated as of October   , 1995

To: Bank of America National Trust and Savings Association, as Agent, and the other financial institutions party to the Credit Agreement referred to below

        Please refer to (a) the Credit Agreement dated as of October 6, 1995 among Fiberite, Inc., various financial institutions (the "Lenders") and Bank of America National Trust and Savings Association, as Agent (the "Agent"); (b) the First Amendment dated as of October 30, 1995 to the Credit Agreement (the "First Amendment"); and (c) the Guaranty (the "Guaranty") dated as of October 6, 1995, executed by Fiberite Holdings, Inc. in favor of the Agent and the Lenders.

        The undersigned hereby confirms to the Agent and the Lenders that, after giving effect to the First Amendment and the transactions contemplated thereby, the Guaranty and each other Loan Document (as defined in the Credit Agreement) to which the undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

                                        FIBERITE HOLDINGS, INC.

                                        By: _________________________________

                                        Title: ______________________________

                          SECOND AMENDMENT AND WAIVER

        THIS SECOND AMENDMENT AND WAIVER dated as of March 29, 1996 (this "Amendment") is among FIBERITE, INC. (the "Company"), various financial institutions set forth on the signature pages hereto (the "Lenders") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent").

        WHEREAS, the Company, the Lenders, and the Agent have entered into a Credit Agreement dated as of October 6, 1995 (as amended by the First Amendment dated as of October 30, 1995, the "Credit Agreement"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

        WHEREAS, the parties hereto desire to waive certain Sections of the Credit Agreement and to amend the Credit Agreement to make certain changes as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

        SECTION 1 AMENDMENT. Effective on (and subject to the occurrence of) the Second Amendment Effective Date (as defined below), the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.4 below.

        1.1 Section 1.1. The definition of "Funded Debt" is hereby amended by adding the phrase ", without duplication," after the word "means" on the first line thereof.

        1.2 Section 8.1. Section 8.1 is hereby amended by (i) deleting the "and" at the end of clause (j) thereof, (ii) deleting the "." at the end of clause (k) thereof and inserting in lieu thereof "; and" and (iii) inserting an additional clause which shall read as follows:

        "(1) Liens on the assets of Fiberite Europe Gmbh securing Indebtedness permitted by Section 8.5(g)."

        1.3 Section 8.4 is hereby amended by inserting the words "or Contingent Obligations" after the word "advances" on the third line of clause
(c) thereof.

        1.4 Section 8.8 is hereby amended by (i) deleting the "and" at the end of clause (d) thereof; (ii) deleting the "." at the end of clause (e) thereof and inserting in lieu thereof "; and" and inserting a clause (f) which shall read as follows:

        "(f)  Contingent Obligations with respect to Indebtedness permitted by
Section 8.5(g) so long as the amount of such Contingent Obligations, together with other investments in Foreign Subsidiaries does not exceed the amount permitted by Section 8.4(c)."

        SECTION 2 ACKNOWLEDGMENT. The Lenders acknowledge that the intent of the parties was for the Company to have the capital structure of Fiberite Europe GmbH ("Fiberite Europe") in place as of the Closing Date. Pursuant to a letter dated February 21, 1996, the Company informed Bank of America Illinois that the capital structure of Fiberite Europe is as follows:

        Registered Equity of 50,000DM,
        Shareholder Contribution fo 3,450,000DM; and
        Shareholder Loan of 6,500,000DM.

        Since the intent of the parties was to have the capital structure in place as of the Closing Date, the Lenders acknowledge that the Shareholder Loan shall be deemed to be permitted Indebtedness pursuant to Section 8.5(c) and shall not be included in the $3,000,000 of Indebtedness permitted by Section 8.5(d) and the Borrower's investment in Fiberite Europe shall be deemed to be permitted under Section 8.4(c) and shall not be included in the $3,000,000 of investments permitted by Section 8.4(c).

        SECTION 3 EXTENSION OF WAIVER. Pursuant to a letter agreement (the "Letter Agreement") dated October 6, 1995, among the Company, the Agent and the Lenders, the Agent agreed not to record the Minnesota Mortgage (as defined in the Letter Agreement) until the earlier of March 31, 1996 and the occurrence of an Event of Default. The Company has requested that the parties hereto extend such date to the earlier of May 31, 1996 and the occurrence of an Event of Default. The Lenders and the Agent hereby agree to such extension and, as a consequence, the Agent will not record the Minnesota Mortgage until the earlier of May 31, 1996 and the occurrence of an Event of Default. The parties hereto acknowledge that, other than as set forth herein, the Letter Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects, including, without limitation, the obligations of the Company with respect to the Minnesota Property set forth in the third paragraph thereof.

        SECTION 4 WAIVER OF CERTAIN SECTIONS. The Company's Independent Auditor has notified the Company that the Independent Auditor cannot issue the Company's audited financial statements without a qualification with respect to the Company's post-retirement plans because of the failure of the Sellers to furnish information to the Independent Auditor. The Company has requested that the Lenders and the Agent waive Section 7.1(a)(y) with respect to such qualification until May 31, 1996. In addition, because of the Company's plans to increase the facilities in the near future, the Company has requested that the Lenders and the Agent waive Section 7.12 (requiring the Company to enter into Permitted Swap Obligations within 180 days of the Closing
Date) until June 30, 1996. The Lenders and the Agent hereby waive Sections 7.1(a)(y) and 7.12 to the extent specified above.

        SECTION 5 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that (a) the representations and warranties made in Article VI of the Credit Agreement are true and correct on and as of the Second Amendment Effective Date with the same effect as if made on and as of the Second Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Closing Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or of any indenture, loan agreement or other contract, order or decree which is binding upon the Company; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        SECTION 6 EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective, as of the day and year first above written, on such date (the "Second Amendment Effective Date") when the Agent shall have received, (a) a counterpart of this Amendment executed by each of the Required Lenders (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the Agent:

        6.1 Confirmation. A confirmation from the Parent, substantially in the form of Exhibit A hereto.

        6.2 Other Documents. Such other documents as the Agent or any Lender may reasonably request in connection with the Company's authorization, execution and delivery of this Amendment.

        SECTION 7  MISCELLANEOUS.

        7.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Second Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

        7.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

        7.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution and delivery of this Amendment.

        7.4 Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

        7.5 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

        Delivered at New York, New York, as of the day and year first above written.

                                FIBERITE, INC.


                                By  /s/
                                  ---------------------------------------
                                  Title  CEO
                                       ----------------------------------


                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, as Agent


                                By  /s/
                                  ---------------------------------------
                                  Title  Vice President
                                       ----------------------------------


                                BANK OF AMERICA ILLINOIS


                                By  /s/
                                  ---------------------------------------
                                  Title  Vice President
                                       ----------------------------------



                                DRESDNER BANK AG, LOS ANGELES AGENCY
                                AND GRAND CAYMAN BRANCH

                                By  /s/
                                  ---------------------------------------
                                  Title  Vice President
                                       ----------------------------------


                                By  /s/ Jon M. Bland
                                  ---------------------------------------
                                  Title  Senior Vice President
                                       ----------------------------------

                                THE BANK OF NOVA SCOTIA


                                By /s/
                                   ____________________________________

                                  Title________________________________


                                BANQUE PARIBAS


                                By_____________________________________

                                  Title________________________________


                                By_____________________________________

                                  Title________________________________


                                DEUTSCHE BANK AG, NEW YORK AND/OR
                                CAYMAN ISLANDS BRANCHES

                                By  /s/ James Fox
                                    ___________________________________

                                        James Fox
                                        _______________________________
                                  Title Assistant Vice President


                                By  /s/ Robert M. Wood, Jr.
                                    ___________________________________

                                        Robert M. Wood, Jr.
                                        _______________________________
                                  Title Vice President


                                INDOSUEZ CAPITAL FUNDING II, LTD.

                                By  /s/
                                    __________________________________

                                  Title  Vice President
                                         _____________________________

                                THE NIPPON CREDIT BANK, LTD., LOS
                                  ANGELES AGENCY


                                By  /s/ Shinsuke Baba
                                    ----------------------------------
                                    Title Deputy General Manager
                                    Name: Shinsuke Baba


                                SENIOR DEBT PORTFOLIO

                                By: Boston Management and Research,
                                    as Investment Advisor

                                By  /s/
                                    ----------------------------------
                                    Title  Assistant Treasurer


                                PILGRIM PRIME RATE TRUST

                                By  /s/ Michael J. Bacevich
                                    ----------------------------------
                                    Michael J. Bacevich
                                    Title Vice President


                                VAN KAMPEN MERRITT PRIME RATE
                                  INCOME TRUST


                                By  /s/ Jeffrey W. Maillet
                                    ----------------------------------
                                    Jeffrey W. Maillet
                                    Title Sen Vice Pres
                                          Portfolio Manager

                                   EXHIBIT A

                                  CONFIRMATION

                           Dated as of March 29, 1996

To: Bank of America National Trust and Savings Association, as Agent, and the other financial institutions party to the Credit Agreement referred to below

        Please refer to (a) the Credit Agreement dated as of October 6, 1995 among Fiberite, Inc., various financial institutions (the "Lenders") and Bank of America National Trust and Savings Association, as Agent (the "Agent"); (b) the Second Amendment and Waiver dated as of March 29, 1996 to the Credit Agreement (the "Second Amendment"); and (c) the Guaranty (the "Guaranty") dated as of October 6, 1995, executed by Fiberite Holdings, Inc. in favor of the Agent and the Lenders.

        The undersigned hereby confirms to the Agent and the Lenders that, after giving effect to the Second Amendment and the transactions contemplated thereby, the Guaranty and each other Loan Document (as defined in the Credit Agreement) to which the undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                                        FIBERITE HOLDINGS, INC.

                                        By: /s/ Reid S. Perper

                                        Title:  Senior Vice President

                                THIRD AMENDMENT

        THIS THIRD AMENDMENT dated as of May 17, 1996 (this "Amendment") is among FIBERITE, INC. (the "Company"), various financial institutions (the "Lenders") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent").

        WHEREAS, the Company, the Lenders and the Agent have entered into a Credit Agreement dated as of October 6, 1995 (as amended by the First Amendment dated as of October 30, 1995 and the Second Amendment and Waiver dated as of March 29, 1996, the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement);

        WHEREAS, the Company has entered into an agreement to acquire the equipment, formulations and other specific assets of Simmaco SARL, a company located in Corcelles-Les-Lens, France, from SOFREMI SARL and will create a wholly-owned Foreign Subsidiary organized under the laws of France, Fiberite France SARL, through which it will acquire certain of such assets;

        WHEREAS, the Company will invest sufficient amounts in Fiberite France SARL in order to enable Fiberite France SARL to complete such acquisition;

        WHEREAS, Fiberite France SARL will pay approximately $1,950,000 for such assets, of which $1,350,000 will be deferred and will constitute Indebtedness under the Credit Agreement; and

        WHEREAS, the parties hereto desire to amend the Credit Agreement to make certain changes as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

        SECTION 1 AMENDMENT. Effective on (and subject to the occurrence of) the Third Amendment Effective Date (as defined below), the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.3 below.

        1.1 Section 8.4(c). Section 8.4(c) is hereby amended by (i) deleting the amount "$3,000,000" therein and substituting the amount "$4,000,000" therefor and (ii) adding the following phrase after the words "Closing Date" therein: "(excluding up to $1,950,000 of the Company's initial investment in Fiberite France SARL, to the extent such investment is used to acquire the assets of Simmaco SARL from SOFREMI SARL)".

        1.2 Section 8.4(h). Section 8.4(h) is hereby amended by deleting the amount "$500,000" therein and substituting the amount "$3,000,000" therefor.

        1.3 Section 8.5(h). Section 8.5(h) is hereby amended by (i) deleting the amount "$1,000,000" therein and substituting the amount "$2,000,000" therefor and (ii) adding the following phrase after the words "Foreign Subsidiary" at the end thereof: "(excluding Fiberite France SARL, to the extent of any deferred acquisition payment incurred in connection with purchase of the assets of Simmaco SARL from SOFREMI SARL)."

        SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that (a) the representations and warranties made in Article VI of the Credit Agreement are true and correct on and as of the Third Amendment Effective Date with the same effect as if made on and as of the Third Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Closing Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or of any indenture, loan agreement or other contract, order or decree which is binding upon the Company; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        SECTION 3 EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective, as of the day and year first above written, on such date (the "Third Amendment Effective Date") when the Agent shall have received, (a counterpart of this Amendment executed by each of the Required Lenders
(or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the
Agent:

        3.1 Confirmation. A confirmation from the Parent, substantially in the form of Exhibit A hereto.

        3.2 Other Documents. Such other documents as the Agent or any Lender may reasonably request in connection with the Company's authorization, execution and delivery of this Amendment.

        SECTION 4 MISCELLANEOUS.

        4.1 Pledge Agreement. The Company agrees to promptly (and in any event not later than June 30, 1996) (i) provide a pledge agreement (or its functional equivalent under the law of France) executed by the Company pledging 65% of the outstanding common stock of Fiberite France SARL to the Agent, for the benefit of the Agent and the Lenders, in form and substance reasonably satisfactory to the Agent and its counsel and (ii) take such other actions as may be necessary or as the Agent or any Lender may reasonably request to cause such pledge to be perfected under applicable law.

        4.2 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Third Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

        4.3 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

        4.4 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution and delivery of this Amendment.

        4.5 Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

        4.6 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

        Delivered at New York, New York, as of the day and year first above written.

                                        FIBERITE, INC.


                                        By /s/
                                           --------------------------------
                                           Title CFO
                                                 --------------------------


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Agent

                                        By /s/
                                           --------------------------------
                                           Title Vice President
                                                 --------------------------


                                        BANK OF AMERICA ILLINOIS

                                        By /s/
                                           --------------------------------
                                           Title Vice President
                                                 --------------------------


                                        DRESDNER BANK AG, LOS ANGELES AGENCY
                                        AND GRAND CAYMAN BRANCH

                                        By /s/ Jon M. Bland
                                           --------------------------------
                                           Jon M. Bland
                                           Title Sen. Vice Pres.
                                                 --------------------------

                                        By /s/ Vitol Wiacek
                                           --------------------------------
                                           Vitol Wiacek
                                           Title Asst. Vice Pres.
                                                 --------------------------

                                       THE BANK OF NOVA SCOTIA


                                       By /s/
                                          --------------------------------
                                          Title  Senior Relationship Manager
                                                 ---------------------------

                                       BANQUE PARIBAS


                                       By /s/
                                          --------------------------------
                                          Title  Vice President
                                                 --------------

                                       By /s/ Mark A. Radzik
                                           --------------------------------
                                           Mark A. Radzik
                                           Title  Vice President
                                                  --------------

                                       DEUTSCHE BANK AG, NEW YORK AND/OR
                                       CAYMAN ISLANDS BRANCHES


                                       By /s/  Ross A. Howard
                                          --------------------------------
                                          Ross A. Howard
                                          Title  Director
                                                 --------

                                       By /s/
                                          --------------------------------
                                          Title  Associate
                                                 ---------


                                       INDOSUEZ CAPITAL FUNDING II, LTD.


                                       By:  Indosuez Capital, as
                                            Portfolio Advisor


                                       By /s/
                                          --------------------------------
                                          Title V.P.
                                                ----

                                        THE NIPPON CREDIT BANK, LTD.,
                                          LOS ANGELES AGENCY


                                        By /s/
                                           ------------------------------------
                                           Title Vice President & Senior Manager
                                                 -------------------------------



                                        SENIOR DEBT PORTFOLIO


                                        By: Boston Management and Research, as
                                            Investment Advisor


                                        By /s/
                                           ------------------------------------
                                           Title Vice President
                                                 ------------------------------



                                        PILGRIM PRIME RATE TRUST


                                        By /s/ Michael J. Bacevich
                                           ------------------------------------
                                           Title Michael J. Bacevich
                                                 ------------------------------
                                                 Vice President



                                        VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                          INCOME TRUST


                                        By /s/ Jeffrey W. Maillet
                                           ------------------------------------
                                           Title Jeffrey W. Maillet
                                                 ------------------------------
                                                 Sr. Vice Pres.-Portfolio Mgr.

                                   EXHIBIT A

                                  CONFIRMATION

                            Dated as of May 17, 1996

To: Bank of America National Trust and Savings Association, as Agent, and the other financial institutions party to the Credit Agreement referred to below

        Please refer to (a) the Credit Agreement dated as of October 6, 1995 among Fiberite, Inc., various financial institutions (the "Lenders") and Bank of America National Trust and Savings Association, as Agent (the "Agent"); (b) the Third Amendment dated as of May 17, 1996 to the Credit Agreement (the "Third Amendment"); and (c) the Guaranty (the "Guaranty") dated as of October 6, 1995, executed by Fiberite Holdings, Inc. in favor of the Agent and the Lenders.

        The undersigned hereby confirms to the Agent and the Lenders that, after giving effect to the Third Amendment and the transactions contemplated thereby, the Guaranty and each other Loan Document (as defined in the Credit Agreement) to which the undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                                        FIBERITE HOLDINGS, INC.

                                        By: /s/ Reid S. Perper
                                                ---------------------

                                        Title:  Senior Vice President
                                                ---------------------

                          FOURTH AMENDMENT AND WAIVER

        THIS FOURTH AMENDMENT AND WAIVER dated as of January 29, 1997 (this "Amendment") is among FIBERITE, INC. (the "Company"), various financial institutions (the "Lenders") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent").

        WHEREAS, the Company, the Lenders and the Agent have entered into a Credit Agreement dated as of October 6, 1995 (as heretofore amended, the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement);

        WHEREAS, the Company has entered into an agreement to acquire the assets of the Composites Materials and Engineering Services Division of E.I. duPont de Nemours and Company for approximately $13.5 million on or about January 31, 1997 (the "DuPont Acquisition");

        WHEREAS, the Parent desires to make an initial Public Offering of its common stock (the "Parent IPO") and to use certain of the net cash proceeds thereof to prepay the Subordinated Notes and to contribute to the Company the portion of the net cash proceeds thereof in excess of the amount required to prepay the Subordinated Notes for the Company to use to prepay Loans; and

        WHEREAS, the parties hereto desire to amend the Credit Agreement and to waive certain provisions of the Credit Agreement, in each case as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

        SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date (as defined below), (a) the definition of "Net Worth" in Section 1.1 of the Credit Agreement shall be amended in its entirety to read as follows:

                Net Worth means the Company's consolidated stockholders' equity plus all non-cash or non-recurring charges after the Closing Date related to but not limited to the adoption of new accounting policies and plant consolidations or restructurings and non-cash charges taken in anticipation of the Parent IPO (as defined in the Fourth Amendment and Waiver hereto dated as of January 29, 1997), to the extent such charges were deducted in determining such consolidated stockholders' equity.

and (b) Section 8.15 of the Credit Agreement shall be amended by adding the following after the table therein:

         ; provided, however, that Capital Expenditures consisting of the purchase price paid for the assets acquired pursuant to the DuPont Acquisition (as defined in the Fourth Amendment and Waiver hereto dated as of January 29, 1997) and closing costs and expenses in connection with the DuPont Acquisition shall not be counted towards any limitation on Capital Expenditures during any fiscal year pursuant to this Section
         8.15 (it being understood that the maximum aggregate amount of Capital Expenditures that may be so not counted under this proviso shall in no event exceed $15,000,000).

         SECTION 2 WAIVERS. Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, the Lenders waive (a) any non-compliance with Sections 7.13 and 8.4 of the Credit Agreement caused by the DuPont Acquisition to the extent necessary to permit the DuPont Acquisition (including the use of proceeds of Loans to finance the DuPont Acquisition) and (b) so long as the DuPont Acquisition is consummated prior to the 90th day following the Company's 1996 fiscal year, the Company's obligation to prepay the Term Loans under
Section 2.7(f) of the Credit Agreement with respect to Excess Cash Flow from the Company's 1996 fiscal year.

         SECTION 3 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that: (a) the representations and warranties made in Article VI of the Credit Agreement are true and correct on and as of the Fourth Amendment Effective Date with the same effect as if made on and as of the Fourth Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Closing Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or of any indenture, loan agreement or other contract, order or decree which is binding upon the Company; and (a) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms -- except -- as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     SECTION 4 EFFECTIVENESS. The amendments set forth in Section 1 above and the waivers set forth in Section 3 above shall become effective on such date (the "Fourth Amendment Effective Date") when the Agent shall have received (a) a counterpart of this Amendment executed by each of the Lenders (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party), (b) with respect to each Lender that has executed a counterpart hereof prior to 5:00 p.m. (New York time) on January 29, 1997, the amendment fee separately agreed to between the Company and such Lender and (c) each of the following documents, each in form and substance satisfactory to the
Agent:

     4.1 Confirmation. A conformation from the Parent, substantially in the form of Exhibit A hereto the "Confirmation").

     4.2 Opinion of Counsel. An opinion of Gray, Cary, Ware & Freidenrich, counsel to the Company and Parent, in Loan and substance satisfactory to the Agent, as to the enforceability of this Amendment and the Confirmation against the Company and Parent.

     4.3 Other Documents. Such other documents as the Agent or any Lender may reasonably request in connection with the Company's authorization, execution and delivery of this Amendment.

     SECTION 5    MISCELLANEOUS.

     5.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Fourth Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement," or similar terms shall refer to the Amended Credit Agreement.

     5.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

        5.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution and delivery of this Amendment.

        5.4 Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

        5.5 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

        5.6 Parent IPO Proceeds. The Company agrees to give the Agent and the Lenders ten Business Days' notice of the planned closing of the Parent IPO and to prepay, within three Business Days of the closing of the Parent IPO, Loans in an aggregate amount equal to the aggregate cash proceeds received by the Parent in the Parent IPO net of the direct costs of such issuance (including, without limitation, sales and underwriter's commissions and legal, accounting and investment banking fees) ("Net Cash Proceeds") and, so long as no Event of Default has occurred and is continuing, less the amount required for Parent to prepay the Subordinated Notes. The aggregate amount of the prepayment of the Loans under this Section 5.6 shall be at least $8,000,000 less, if the Parent IPO closes after March 31, 1997, any increase in the accreted value of the Subordinated Notes (as determined under the terms of the Subordinated Notes) occurring after such date; provided, however, that in no event will the amount of the prepayment under this Section 5.6 be less than $7,000,000. 50% of such prepayment shall be applied to the Revolving Loans and 50% of such prepayment shall be applied to the Term Loans and to the remaining installments thereof pro rata; provided that if any Lender holding Term B Loans so requests, by notice to the Agent not later than five Business Days prior to the date on which such prepayment is due, the portion of such prepayment that would have been applied to such Lender's Term B Loans shall be applied pro rata to the remaining installments of the Term A Loans of all Lenders. The prepayment made pursuant to this Section 5.6 shall be governed by the Credit Agreement in all respects. The Lenders consent to the application of proceeds of the Parent IPO to prepay Loans as set forth in this Section 5.6 and, so long as no Event of Default has occurred and is continuing, to prepay the Subordinated Notes as set forth in the recitals of this Amendment.

        Delivered at New York, New York, as of the day and year first above written.


                                      FIBERITE, INC.


                                      By  /s/  R. M. Miller
                                        --------------------------------------

                                        Title Chief Financial Officer/Secretary


                                      BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION, as Agent



                                      By /s/
                                        --------------------------------------
                                        Title Vice President


                                      BANK OF AMERICA ILLINOIS



                                      By /s/
                                        --------------------------------------
                                        Title Vice President



                                      DRESDNER BANK AG, LOS ANGELES AGENCY
                                      AND GRAND CAYMAN BRANCH



                                      By /s/
                                        --------------------------------------
                                        Title Vice President


                                      By /s/
                                        --------------------------------------
                                        Title




                                      THE BANK OF NOVA SCOTIA



                                      By /s/
                                        --------------------------------------
                                        Title

                                BANQUE PARIBAS


                                By  /s/ Gerald E. O'Keefe
                                  ------------------------------------
                                          GERALD E. O'KEEFE
                                  Title   Vice President


                                By  /s/ Clark C. King, III
                                  ------------------------------------
                                          CLARK C. KING, III
                                  Title   Vice President



                                DEUTSCHE BANK AG, NEW YORK AND/OR
                                CAYMAN ISLANDS BRANCHES


                                By  /s/ Angela Bozorgmir
                                  ------------------------------------
                                  Title   Assistant Vice President


                                By  /s/ Robert M. Wood, Jr.
                                  ------------------------------------
                                  Title   Vice President



                                INDOSUEZ CAPITAL FUNDING II, LTD.

                                By:  Indosuez Capital, as
                                     Portfolio Advisor


                                By  /s/ Francoise Berthelot
                                  -------------------------------------
                                  Title   Vice President


                                THE NIPPON CREDIT BANK, LTD.,
                                  LOS ANGELES AGENCY


                                By  /s/ Bernardo E. Correa
                                  ---------------------------------------
                                  Title   Vice President

                                        SENIOR DEBT PORTFOLIO

                                        By: Boston Management and
                                            Research, as Investment
                                            Advisor

                                        By /s/ Barbara Campbell
                                           -----------------------------
                                        Title  Assistant Treasurer
                                              --------------------------

                                        PILGRIM PRIME RATE TRUST

                                        By /s/ Michael J. Bacevich
                                           -----------------------------
                                        Title  Vice President
                                              --------------------------

                                        VAN KAMPEN AMERICAN CAPITAL PRIME
                                          RATE INCOME TRUST

                                        By /s/ Jeffrey W. Maillet
                                           -----------------------------
                                        Title  SR. Vice President
                                              --------------------------

                                   EXHIBIT A

                                  CONFIRMATION

                          Dated as of January 29, 1997

To: Bank of America National Trust and Savings Association, as Agent, and the other financial institutions party to the Credit Agreement referred to below

        Please refer to: (a) the Credit Agreement dated as of October 6, 1995 among Fiberite, Inc. (the "Company"), various financial institutions (the "Lenders") and Bank of America National Trust and Savings Association, as Agent (the "Agent"); (b) the Fourth Amendment and Waiver dated as of January 29, 1997 to the Credit Agreement (the "Fourth Amendment"); and (c) the Guaranty (the "Guaranty") dated as of October 6, 1995, executed by Fiberite Holdings, Inc. in favor of the Agent and the Lenders.

        The undersigned hereby confirms to the Agent and the Lenders that, after giving effect to the Fourth Amendment and the transactions contemplated thereby, the Guaranty and each other Loan Document (as defined in the Credit Agreement) to which the undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        The undersigned agrees that, upon the closing of the Parent IPO (as defined in the Fourth Amendment), it will contribute to the Company the Net Cash Proceeds (as defined in the Fourth Amendment) thereof less, if no Event of Default has occurred and is continuing, the amounts required for the undersigned to prepay the Subordinated Notes (as defined in the Credit Agreement) and to cause the Company to use such contribution to prepay Loans (as defined in the Credit Agreement) as provided in Section 5.6 of the Fourth Amendment.

                                        FIBERITE HOLDINGS, INC.


                                        By: /s/ Ron Miller
                                            --------------------------
                                            Chief Financial Officer
                                            Vice President